                                                                    Exhibit 2(d)



                               DATED ________ 2000

                                   LIHIR GOLD
                               SECURITY TRUST DEED

                               LIHIR GOLD LIMITED
                                  ("BORROWER")

                           ABN AMRO AUSTRALIA LIMITED
                               ("FACILITY AGENT")

                           ABN AMRO AUSTRALIA LIMITED
                              ("SECURITY TRUSTEE")

                             NIUGINI MINING LIMITED
                                     ("NML")

                         NIUGINI MINING (AUSTRALIA) PTY
                                     LIMITED
                                    ("NMAL")

                                       AND

                          INITIAL HEDGE COUNTERPARTIES

                            MALLESONS STEPHEN JAQUES
                                   Solicitors
                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                           Telephone (61 2) 9296 2000
                              Fax (61 2) 9296 2999
                                  DX 113 Sydney
                                 Ref: PJD:YC:PDD

CONTENTS LIHIR GOLD - SECURITY TRUST DEED

1  DEFINITIONS AND INTERPRETATION                                              1
   Definitions                                                                 1
   Interpretation                                                             13
   Headings                                                                   13
   Facility Agent                                                             13
   Limitation of liability                                                    13
   Calculation of close-out amounts under Hedge
   Contracts                                                                  14

2  DECLARATION OF TRUST                                                       14
   Declaration of trust                                                       14
   Termination of trust                                                       15
   Name of trust                                                              15
   Payment of Secured Money                                                   15
   Manner of payment                                                          15
   Currency of payment                                                        15
   Taxes                                                                      16
   GST gross up                                                               16

3  DUTIES, POWERS AND RIGHTS OF SECURITY TRUSTEE                              16
   Authority of Security Trustee                                              16
   Extent of authority and obligations                                        17
   Binding nature of relationship                                             17
   Excluded roles and duties                                                  17
   Power of the Security Trustee                                              17
   Instructions, extent of discretions                                        17
   Majority Senior Beneficiaries                                              19
   Unanimous consent of Senior Beneficiaries                                  19
   Borrower not to investigate authority                                      19
   Limits on duties of Security Trustee                                       19
   Notice of Event of Default                                                 20
   No representation by Security Trustee                                      20
   No individual enforcement by Beneficiaries                                 20
   Reliance on documents and experts                                          20
   Security Trustee's obligations                                             20
   No further obligations                                                     21
   Assuming compliance                                                        21
   Limit on disclosure obligations                                            21
   Exoneration                                                                21
   Security Trustee in capacity of a Financier or other Beneficiary           22
   Dealing in different capacities                                            22
   Delegation by Security Trustee                                             22
   Force Majeure                                                              23
   No responsibility for force majeure                                        23
   Funds before acting                                                        23
   If a Beneficiary does not fund                                             23
   Indemnity to Security Trustee                                              24
   Removal of Security Trustee                                                24
   Retirement                                                                 25
   Security Trustee fee                                                       26

4  SUBORDINATION                                                              26
   Subordination                                                              26
   Rights and obligations following an Event                                  26
   Junior Creditor Undertakings                                               27
   Permitted payments                                                         27
   Borrower                                                                   28
   Revocation of approvals                                                    28
   Preservation of Senior Beneficiary's rights                                29
   Corporations Act                                                           30
   Limitation on rights of Junior Beneficiaries                               30
   Acknowledgment by Junior Beneficiaries and Junior Creditors                30

5  CHANGE IN BENEFICIARIES                                                    31
   Change in Beneficiaries                                                    31
   New Beneficiaries and Finance Documents                                    32
   Only certain obligations allowed                                           32
   Finance Document                                                           33
   Security Trustee may execute for other parties                             33
   When effective                                                             33
   Stamp duty                                                                 34
   Complete refinancing                                                       34

6  CEASING TO BE A BENEFICIARY                                                34
   Borrower request                                                           34
   Beneficiary request                                                        34
   Beneficiary to assist                                                      34
   When effective                                                             34
   Accession Deed                                                             34

7  POLITICAL RISK INSURANCE                                                   35
   Subrogation under Political Risk Insurance for Financiers                  35
   Political Risk Insurer becoming a Beneficiary                              35
   Advising Insured Payments                                                  36

8  REGISTER                                                                   36

9  ENFORCEMENT                                                                37
   Events of Default                                                          37
   Security Trustee to advise Voting Day                                      37
   Beneficiaries to advise Exposures                                          37
   Security Trustee to issue Acceleration Notices                             37
   Beneficiaries to comply with Acceleration Notices                          37
   Hedge Counterparties                                                       37
   Junior Beneficiary attending meetings                                      38
   Notification to Junior Beneficiary                                         38

10 TREATMENT OF RECOVERED MONEYS                                              38
   Moneys not forming part of Recovered Moneys                                38
   Receipt not through Security Trustee                                       39
   Accounting to Security Trustee                                             39
   Refund to Beneficiary                                                      39

   Netting as between Hedge Transactions not to constitute Recovered Money    40
   Sharing in relation to Non-Hedge Transactions                              40
   Proceeds of Political Risk Insurance Policies not to constitute
   Recovered Money                                                            40

11 DISTRIBUTION OF RECOVERED MONEY                                            40

12 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT                        41
   Representations and warranties                                             41
   Undertakings relating to Secured Property                                  42
   Further assurances                                                         44
   Rights of entry                                                            44
   Reasonable notice of entry                                                 45
   Right to rectify                                                           45
   Security Trustee not mortgagee in possession                               45
   Payment of income to Security Trustee                                      45
   Event of Default                                                           45

13 COSTS AND INDEMNITIES                                                      45
   What the Borrower agrees to pay                                            45
   Indemnity                                                                  46
   Currency conversion on judgment debt                                       47
   Stamp duty                                                                 47

14 ACKNOWLEDGMENT                                                             47

15 NOTICES                                                                    48

16 GENERAL                                                                    49
   Set-off                                                                    49
   Certificates                                                               49
   Discretion in exercising rights                                            49
   Consents                                                                   49
   Partial exercising of rights                                               49
   Conflict of interest                                                       49
   Remedies cumulative                                                        50
   Rights and obligations are unaffected                                      50
   Indemnities                                                                50
   Variation and waiver                                                       50
   Further steps                                                              50
   Inconsistent law                                                           50
   Supervening legislation                                                    50
   Reinstatement of rights                                                    50
   Time of the essence                                                        51
   Counterparts                                                               51

17 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS                         51

SCHEDULE 1 DESIGNATION NOTICE                                                 52

SCHEDULE 2 ACCESSION DEED                                                     53

SCHEDULE 3 ACCESSION DEED FOR HEDGE PRI                                       55

SCHEDULE 4 INITIAL HEDGE COUNTERPARTIES                                       57

                        LIHIR GOLD - SECURITY TRUST DEED

DATE:      2000

PARTIES: LIHIR GOLD LIMITED (ARBN 069 803 998) (Company No. 1 - 23423) incorporated in Papua New Guinea of Level 7, Pacific Place, Cnr
           Champion Parade and Musgrave Street, Port Moresby, Papua New Guinea
           ("BORROWER")

           ABN AMRO AUSTRALIA LIMITED (ABN 78 000 862 797) having an office at
           Level 26, ABN AMRO Tower, 88 Phillip Street, Sydney, New South Wales,
           Australia 2000, in its capacity as agent for the Financiers
           ("FACILITY AGENT")

           ABN AMRO AUSTRALIA LIMITED (ABN 78 000 862 797) having an office at
           Level 26, ABN AMRO Tower, 88 Phillip Street, Sydney, New South Wales,
           Australia 2000, in its capacity as Security Trustee under this deed
           ("SECURITY TRUSTEE")

           NIUGINI MINING LIMITED having an office at c/- Lihir Gold Limited,
           Level 16, Comalco Place, Brisbane, Queensland 4001 ("NML")

           NIUGINI MINING (AUSTRALIA) PTY LIMITED having an office at c/- Lihir
           Gold Limited, Level 16, Comalco Place, Brisbane, Queensland 4001
           ("NMAL")

           EACH PERSON NAMED IN SCHEDULE 4 (each, an "INITIAL HEDGE
           COUNTERPARTY")

1    DEFINITIONS AND INTERPRETATION

DEFINITIONS

     1.1 The following words have these meanings in this deed unless the contrary intention appears.

          ACCELERATION NOTICE means, in respect of the Borrower, a notice given to a Beneficiary by the Security Trustee (in a form determined by the Security Trustee) which directs the Beneficiary to take all reasonable steps open to it (including, without limitation, serving any notice or making any declaration or demand) so that:

          (a) the obligations of the Borrower under or in connection with each Finance Document to which that Beneficiary is a party are accelerated in respect of the Borrower (including, without limitation, closing out any unexpired Hedge Transaction) and become due for payment as soon as possible thereafter; and

          (b) the obligations of the Beneficiary under that Finance Document are, to the maximum extent possible, terminated immediately.

          ACCESSION DEED means a deed in or substantially in the form of schedule 2 or, in the case of the Political Risk Insurer providing Hedge PRI, schedule 3, or such other form as agreed by the Security Trustee.

          ACTION means action which may result in an amendment, waiver, determination, consent, approval, release or discharge.

          AGGREGATE SENIOR EXPOSURE means at any time, the sum of all Exposures of all Senior Beneficiaries under all Senior Finance Documents at that time.

          AUTHORISATION means any approval, authorisation, consent, exemption, filing, licence, notarisation, registration or waiver, howsoever described, and any renewal or variation of any of them.

          AUTHORISED OFFICER means:

          (a) in the case of a Beneficiary, a director, secretary or an officer whose title contains the word "manager", "director", "lawyer", "counsel" or a person performing the functions of any of them; and

          (b) in the case of the Borrower, a person appointed and notified to the Security Trustee (in a notice signed by a director of the Borrower) to act as an Authorised Officer under the Security Trustee Documents to which it is a party and whose specimen signature has been given to the Security Trustee.

          BENEFICIARY means each Senior Beneficiary and each Junior Beneficiary. Where the term "to the Beneficiaries" is used in relation to the obligations of any one of those persons, it is a reference to the obligations of that person to each other person which is a Beneficiary.

          BILL has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act (or its equivalent under the laws of any other applicable jurisdiction).

          BUSINESS DAY means a day (not being a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney, Australia, New York City and London.

          CONTROLLER means, in relation to a body corporate, any receiver, receiver and manager or any other person (whether or not as agent for that body corporate), which is in possession or has control of that body corporate's property for the purpose of enforcing a charge.

          CORPORATIONS ACT means the Corporations Act 2001 (Cth).

          COSTS includes costs, charges and expenses, including those incurred in connection with advisers.

          EFFECTIVE TIME has the meaning given in the Refinancing Coordination Deed.

          ENFORCEMENT ACTION means an application is made for, or a notice is given or other step is taken with a view to:

          (a) insolvency, liquidation, administration, dissolution or similar proceedings with respect to the Borrower;

          (b) an administration, arrangement, composition or assignment for the benefit of creditors, or any class of creditors, of the Borrower; or

          (c) the appointment of any person as a Controller in relation to property of the Borrower,

          whether by petition, application, convening of a meeting, voting in favour of a resolution or otherwise.

          ENFORCEMENT DATE means the day on which an Acceleration Notice is issued under clause 9.6.

          EVENT means the happening of any of these events:

          (a)  an order is made that the Borrower be wound up; or

          (b)  a liquidator is appointed in respect of the Borrower; or

          (c) a provisional liquidator is appointed in respect of the Borrower and the provisional liquidator is ordered or required to admit all debts to proof or pay all debts capable of being admitted to proof proportionately; or

          (d) the Borrower enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors; or

          (e) the Borrower resolves to wind itself up or otherwise dissolve itself.

          EVENT OF DEFAULT means each event, circumstance or other act, matter or thing which enables a Beneficiary to accelerate any indebtedness, terminate any commitments or terminate early any financial accommodation or transaction under a Finance Document.

          EXPOSURE means, at any time in respect of a Beneficiary:

          (a) in relation to Hedge Transactions, that Beneficiary's Hedge Exposure; and

          (b) otherwise, the aggregate of all amounts which then are due for payment, owing but not currently due for payment, contingently owing or remain unpaid under a Finance Document by the Borrower or, in the case of any revolving credit facility under any Finance Document, the amount of any commitment which remains available for drawing thereunder by the Borrower and has not been cancelled.

          FINALLY PAID means in respect of a monetary liability, payment or discharge of it in full.

          FINANCE DOCUMENT means:

          (a)  any Senior Finance Document;

          (b)  any Junior Finance Document.

          FINANCIERS has the meaning given in the Syndicated Facility Agreement.

          GOVERNMENT AGENCY means a government or government department, a governmental, semi-governmental, fiscal, monetary or supervisory authority or judicial person or a person (whether autonomous or not) charged with the administration of any applicable law.

          GST has the meaning given in the A New Tax System (Goods and Services
          Tax) 1999 (C'wlth).

          HEDGE CONTRACT means any agreement setting out the terms and conditions of a Hedge Transaction. It includes any master agreement and any confirmations given under it.

          HEDGE COUNTERPARTY means:

          (a)  each Initial Hedge Counterparty; and

          (b)  each other party to a Hedge Transaction other than the Borrower.

          HEDGE EXPOSURE on a day means, in respect of a Hedge Counterparty, an amount which would be payable by the Borrower to a Hedge Counterparty in respect of all Hedge Transactions between the Borrower and that Hedge Counterparty assuming (without any double-counting):

          (a) all amounts actually due and payable but which remain unpaid to the Hedge Counterparty under those Hedge Transactions were payable (including any close-out amount calculated pursuant to clause 1.6(b));

          (b) all of those Hedge Transactions with that Hedge Counterparty which have not been closed out and terminated were closed out and terminated on that day, with the notional close-out amount calculated pursuant to clause 1.6(a); and

          (c) all margin (if any) held for the Hedge Transactions were applied against the Hedge Transactions; and

          (d) all amounts (actually or notionally) payable under all Hedge Transactions (ignoring all hedging transactions which are not Hedge Transactions) referred to in paragraphs (a) and (b) were netted between themselves.

          Hedge Exposure, in relation to a Political Risk Insurer who has become a Beneficiary pursuant to a Hedge PRI, means the sum of all Insurance Payments made under that Hedge PRI (including but without double-counting amounts which have been assigned by an Insured Hedge Counterparty to that Political Risk Insurer in connection with a claim under the relevant Hedge PRI in respect of any amount referred to above).

          HEDGE PRI means a Political Risk Insurance Policy between a Political Risk Insurer and an Insured Hedge Counterparty in respect of any or all of its Hedge Contracts.

          HEDGE TRANSACTION means:

          (a) each gold hedging transaction entered into or proposed to be entered into between the Borrower and any counterparty; and

          (b) such other form of hedging transaction entered into or proposed to be entered into between the Borrower and any counterparty with the prior written approval of the Security Trustee (acting on the instructions of the Majority Senior Beneficiaries).

          IMMEDIATELY AVAILABLE FUNDS means a bank cheque, telegraphic transfer, electronic funds transfer or any other immediately available funds received in the ordinary course of banking practice.

          INDEBTEDNESS means any debt or other monetary liability (whether actual or contingent) in respect of moneys borrowed or raised or any financial accommodation (including in respect of any moneys raised from the sale or securitisation of any receipts or receivables) whatever, or a derivative transaction, including a debt or liability under or in respect of any:

          (a)  Bill, bond, debenture, note or similar instrument;

          (b)  acceptance, endorsement or discounting arrangement;

          (c) guarantee granted by a financial institution guaranteeing the payment of a debt (the "guaranteed debt"), in which case the guaranteed debt will not be included;

          (d)  finance lease or sale and leaseback;

          (e) deferred purchase price (for more than 180 days) of any asset or service;

          (f) obligation to deliver goods or provide services paid for in advance by any financier or in relation to any other financing transaction;

          (g) amount of capital and premium payable or in connection with the reduction of any preference shares or any amount of purchase price payable for or in connection with the acquisition of redeemable preference shares;

          (h)  any derivative transaction; or

          (i)  guarantee, indemnity or guarantee and indemnity,

          and irrespective of whether the debt or liability is owed or incurred alone or severally or jointly or both with any other person. For the purpose of calculating the principal amount of any Indebtedness under:

          (A) any securitisation of receipts or receivables, the principal amount shall be taken to be the discounted amount of proceeds paid in exchange for the receipts or receivables; and

          (B) any finance lease or sale and leaseback, the aggregate portion of all rental in the nature of principal.

          INSURANCE PAYMENT means payment of a claim made or to be made by a Political Risk Insurer under a Political Risk Insurance Policy (and, in relation to a payment of an accepted claim under a Political Risk Insurance Policy in connection with the Syndicated Facility Agreement which is payable in installments, the total amount of the claim).

          INSURED HEDGE COUNTERPARTY means any Hedge Counterparty who, from time to time, has a current Political Risk Insurance Policy in respect of any or all of its Hedge Contracts.

          INTEREST includes, in relation to any principal or other amount of Indebtedness, interest, fees, commissions and charges and any other amounts in the nature of interest or the payment of which has a similar effect or purpose to the payment of interest.

          ISDA MASTER AGREEMENT means the 1992 multicurrency cross border version of the master agreement published by the International Swap Dealers Association Inc. as updated from time to time.

          JUNIOR BENEFICIARY means:

          (a)  [intentionally blank]

          (b) each other person to whom the Borrower owes or will owe money under or in respect of a Junior Finance Document.

          JUNIOR CREDITOR means:

          (a)  [intentionally blank]

          (b)  NML;

          (c)  NMAL; and

          (d) each other person to whom the Borrower owes or will owe money under or in respect of a Junior Finance Document.

          JUNIOR DEBT means:

          (a) any amount actually or contingently owing under or in connection with the Junior Finance Documents; and

          (b) in the case of NML and NMAL only, any money which the Borrower is or at any time may become actually or contingently liable to pay to or for the account of NML or NMAL pursuant to any financial accommodation arrangement (whether written or verbal or any combination thereof).

          JUNIOR FINANCE DOCUMENT means:

          (a)  [intentionally blank];

          (b) any arrangement (whether written or oral or any combination thereof) in relation to which the Borrower is or at any time may become actually or contingently liable to pay money to, or for the account of, NML and/or NMAL in respect of financial accommodation provided or to be provided by NML and/or NMAL;

          (c)  this deed; and

          (d) any deed, agreement or other instrument designated as a Junior Finance Document in an Accession Deed.

          LEASE means:

          (a) the Special Mining Lease No 6 dated 17 March 1995 granted by the PNG government to Kennecott Explorations (Australia) Ltd, NML and Mineral Resources Lihir Pty Limited and transferred to the Borrower on 15 October 1995 over land situated near Potzlaka Government Station, Lihir Island in the New Ireland Province, PNG;

          (b) Lease for Mining Purposes No 34 dated 21 July 1995 granted by the PNG government to Southern Gold (Bahamas) Limited, Mineral Resources Lihir Pty Limited and NML and transferred to the Borrower on 15 February 1996 over land situated on Lihir Island, in the New Ireland Province, PNG;

          (c) Lease for Mining Purposes No 35 dated 21 July 1995 granted by the PNG government to Southern Gold (Bahamas) Limited, Mineral Resources Lihir Pty Limited and NML and transferred to the Borrower on 15 December 1995 over land situated on Lihir Island, in the New Ireland Province, PNG;

          (d) Agricultural Lease Vol 4 Fol 109 dated 6 September 1993 granted by the PNG government to Bali Corporation Limited and transferred to the Borrower on 6 February 1996 over land known as Londolovit Plantation being the whole of Portion No. 717 in the Administrative District of New Ireland situated on the east coast of Lihir Island;

          (e) Agricultural Lease Vol 6 Fol 67 dated 30 May 1935 granted by the PNG government to Petrus Laurentius Kyllert and transferred to the Borrower on 7 March 1996 over land known as Londolovit being the whole of Portion No. 422 in the Administrative District of New Ireland situated on the east coast of Lihir Island.

          LOSS includes any consequential loss, and any costs, liability, claim, suit, proceeding, cause of action, demand or action.

          MAJORITY FINANCIERS has the meaning given in the Syndicated Facility Agreement.

          MAJORITY SENIOR BENEFICIARIES means at any time:

          (a)  if the Termination Date has not occurred, the Majority
               Financiers;

          (b) if the Termination Date has occurred but there is at the time, existing Refinancing Debt, then until that Refinancing Debt is Finally Paid, the "Majority Financiers" (howsoever described) under the agreement which documents the Refinancing Debt;

          (c) otherwise, Senior Beneficiaries whose Exposures under the Senior Finance Documents exceeds 66% of the Aggregate Senior Exposure at that time.

          MATERIAL ADVERSE EFFECT means a material adverse effect either on the ability of the Borrower to meet its payment obligations under the Security Documents or on the value of the assets secured by the Security Documents (other than through mining operations, as contemplated by any current annual mine plan).

          MINE means the Lihir gold mine and associated infrastructure.

          MINING DEVELOPMENT CONTRACT means the Mining Development Contract dated 17 March 1995 between The Independent State of Papua New Guinea and the Borrower.

          MORTGAGED AGREEMENT has the meaning given to that term in a Security Document.

          PERMITTED PAYMENTS means withdrawals from the Off-shore Account (as defined in the Syndicated Facility Agreement) which the Borrower is permitted to make pursuant to the Syndicated Facility Agreement and from any bank accounts which are not subject to the Security Documents.

          PNG means The Independent State of Papua New Guinea.

          POLITICAL RISK INSURANCE POLICY means:

          (a) a political risk insurance policy issued by a Political Risk Insurer in favour of the Financiers in connection with the Syndicated Facility Agreement; or

          (b) a political risk insurance policy issued by a Political Risk Insurer in favour of any Hedge Counterparty on account of its Hedge Contracts.

          POLITICAL RISK INSURER means any political risk insurer under a Political Risk Insurance Policy.

          POTENTIAL EVENT OF DEFAULT means an event which, with the giving of notice or lapse of time, would become an Event of Default.

          RECOVERED MONEY means;

          (a) the aggregate amount received in accordance with clause 11 which has not been distributed under this deed; and

          (b) all amounts received or recovered by a Beneficiary on or after the Enforcement Date other than pursuant to clause 11.

          RECOVERED MONEY DISTRIBUTION DATE means a day on which Recovered Money is available for distribution in accordance with clause 11.

          REFINANCING COORDINATION DEED means the deed so entitled between the Borrower, UBS AG, UBS Australia Limited, the Facility Agent, the Security Trustee and others dated on or about the date of this deed.

          REFINANCING DEBT means any Indebtedness the purpose of which is to refinance and replace the whole or any portion of the Senior Debt due or which may be due under the Syndicated Facility Agreement provided Refinancing Debt may not exceed US$50,000,000.

          REIMBURSEMENT PROVISION means a provision in any Security which entitles the Security Trustee to be reimbursed by the Borrower for fees, costs, charges and expenses incurred by it in connection with a Security Trustee Document.

          RELATED ENTITY has the meaning it has in the Corporations Act.

          REPRESENTATIVE of a person means any director, officer, delegate or agent of that person.

          SECURED PROPERTY has the meaning given to that term in a Security Document.

          SECURITY DOCUMENTS means:

          (a)  this deed;

          (b) the deed entitled "Lihir Gold Deed of Security (PNG)" dated on or about the date of this deed between the Borrower and the Security Trustee under which the Borrower grants security over its assets in PNG;

          (c) the mortgages dated on or about the date of this deed granted by the Borrower in favour of the Security Trustee over, among other things, the agricultural leases of the land known as Londolovit Plantation in the Province of New Ireland, PNG;

          (d) the Deed of Charge (Existing Australian assets) dated on or about the date of this deed between the Borrower and the Security Trustee;

          (e) the Deed of Charge (Future Australian assets) dated on or about the date of this deed between the Borrower and the Security Trustee;

          (f) the Offshore Charge dated on or about the date of this deed between the Borrower and the Security Trustee under which the Borrower grants security over its assets located outside PNG and Australia; and

          (g)  all further assurances in relation to any of paragraphs (a) to
               (f) above.

          SECURED MONEY has the meaning given to that term in a Security.

          SECURITY INTEREST means:

          (a) any bill of sale (as defined in any statute), mortgage, charge, lien, pledge, hypothecation, title retention arrangement, trust or power, as or in effect as security for the payment of a monetary obligation or the observance of any other obligation; and

          (b)  any guarantee or indemnity.

          SECURITY TRUSTEE DOCUMENTS means:

          (a)  this deed;

          (b)  each Security Document;

          (c)  each Accession Deed;

          (d)  the Refinancing Coordination Deed;

          (e) any deed, agreement or other instrument under which a person consents to the grant of any Security Interest in favour of the Security Trustee acting as trustee under this deed;

          (f) any other document, deed or agreement (including, without limitation, any consent, tripartite agreement, subordination arrangement, intercreditor or priority arrangement) which the

               Borrower and the Security Trustee (acting on the instructions of the Majority Senior Beneficiaries) designate as a "Security Trustee Document"; and

          (g) any instrument connected with any of (a)-(f) above to which the Security Trustee is a party.

          SENIOR BENEFICIARIES means:

          (a)  the Security Trustee;

          (b)  the Facility Agent;

          (c)  each Financier;

          (d)  each Hedge Counterparty;

          (e) a Political Risk Insurer, following compliance with clause 7, to the extent of any Insurance Payment under a Hedge PRI; and

          (f) any other person who proposes to provide or is providing financial accommodation or hedging under a Senior Finance Document.

          Subject to the appointment of a successor Security Trustee if required under clause 10, when all Secured Money due and owing to the persons listed in paragraphs (a) to (e) inclusive has been Finally Paid, the term "Senior Beneficiary" will include the Junior Beneficiary and exclude the Facility Agent, each Financier and each Hedge Counterparty.

          SENIOR DEBT means any amount actually or contingently owing under or in connection with the Senior Finance Documents, whether or not then due and payable.

          SENIOR FINANCE DOCUMENT means each of:

          (a)  each Security Trustee Document;

          (b)  the Syndicated Facility Agreement;

          (c)  each Hedge Contract;

          (d) any deed, agreement or other instrument under which Refinancing Debt is or is to be provided to the Borrower; and

          (e) any deed, agreement or other instrument designated as a Senior Finance Document in an Accession Deed.

          SHARE means:

          (a) in respect of a Senior Beneficiary and a day, the same proportion (expressed as a percentage (rounded (if necessary) to the nearest two decimal places)) as the proportion which the Exposure of that Senior Beneficiary under the Senior Finance

               Documents on that day bears to the Aggregate Senior Exposure on that day; and

          (b) in respect of a Junior Beneficiary and a day, the same proportion (expressed as a percentage (rounded (if necessary) to the nearest two decimal places)) as the proportion which the Exposure of that Junior Beneficiary under the Junior Finance Documents on that day bears to the sum of all Exposures on that day to all Junior Beneficiaries under all Junior Finance Documents on that day.

          SURETY means a person (other than the Borrower) which at any time is liable by guarantee or otherwise alone or jointly, or jointly and severally, to pay or indemnify against non-payment of the Senior Debt or Junior Debt.

          SYNDICATED FACILITY AGREEMENT means:

          (a) prior to the Effective Time, the agreement entitled "Syndicated Facility Agreement" dated 22 November 2000 between the Borrower, ABN AMRO Australia Limited as Facility Agent, the Financiers named in the schedule thereto and others; and

          (b) on and after the Effective Time, the agreement entitled "Syndicated Facilities Agreement" dated on or about the date of the initial amendment of this deed between the Borrower, ABN AMRO Australia Limited as Facility Agent, the Financiers named in schedule 1 thereto and others.

          TAXES means taxes, levies, imposts, charges and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on the overall net income of a Beneficiary.

          TERMINATION DATE means the date on which the Facility Agent has confirmed in writing to the Borrower that all moneys owing under the Syndicated Facility Agreement have been fully and finally discharged and that none of the Financiers have any actual or contingent obligations under the Syndicated Facility Agreement.

          TRANSACTION has the meaning given in the ISDA Master Agreement.

          TRUST FUND means the amount held by the Security Trustee under clause
          2.1 together with any other property which the Security Trustee acquires to hold on the trusts of this deed including, without limitation, any Security Interest which it executes after the date of this deed in its capacity as trustee of the trust established under this deed and any property which represents the proceeds of sale of any such property or proceeds of enforcement of any Security Interest.

INTERPRETATION

     1.2  In this deed, unless the contrary intention appears:

          (a) a reference to this deed or another instrument includes any variation or replacement of any of them;

          (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (c)  the singular includes the plural and vice versa;

          (d) the word "person" includes a firm, an entity, an unincorporated association or an authority;

          (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

          (f) a reference to "$", "US$" or "US Dollars" is a reference to the lawful currency of the United States of America;

          (g) an agreement, representation or warranty on the part of or in favour of two or more persons binds or is for the benefit of them jointly and severally but an agreement or warranty of a Beneficiary or the Beneficiaries binds that Beneficiary or Beneficiaries severally only; and

          (h) a reference to any thing (including without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually.

HEADINGS

     1.3 Headings are inserted for convenience and do not affect the interpretation of this deed.

FACILITY AGENT

     1.4 The Facility Agent enters into this deed in its capacity as Facility Agent for and on behalf of the Financiers as at the date of this deed or those persons who will become Financiers at about the Effective Time (as defined in the Refinancing Coordination Deed) so as to bind itself and such parties.

LIMITATION OF LIABILITY

     1.5 The Borrower and each Beneficiary acknowledge that the Security Trustee enters into the Security Trustee Documents (other than this deed) solely in its capacity as security trustee under this deed and that any rights which they may have against the Security Trustee under or in respect of those Security Trustee Documents are not against the Security Trustee personally but against the Security Trustee solely in its capacity as trustee of the trust constituted under this deed. The Security Trustee may not be called on or be liable to satisfy any such rights out of any of its personal assets, and recourse against the Security Trustee is limited to the assets held by it in its capacity as trustee of the trust constituted under this deed.

CALCULATION OF CLOSE-OUT AMOUNTS UNDER HEDGE CONTRACTS

     1.6 For the purpose of calculating the close-out amount in the definition of Hedge Exposure, the parties agree:

          (a) prior to close out and termination of a Hedge Transaction, the calculation will be performed on the relevant date on a net basis as if the Hedge Transaction was closed out and terminated and the Settlement Amount was calculated under section 6(e)(i)(3) of the ISDA Master Agreement (unless the agreement nominates section 6(e)(i)(4) of the ISDA Master Agreement to apply on termination resulting from an Event of Default, in which event that provision will apply) based on the assumptions that:

               (i)  that day is an Early Termination Date;

               (ii) the relevant Hedge Counterparty is the Non-Defaulting Party;

               (iii) all Hedge Transactions entered into with that Hedge
                    Counterparty are the Terminated Transactions; and

               (iv) the Borrower and the Hedge Counterparty have not entered into any Transactions other than Hedge Transactions,

               where the expressions "Event of Default", "Settlement Amount", "Early Termination Date", "Non-Defaulting Party" and "Terminated Transactions" have the meaning given to those expressions in the ISDA Master Agreement; and

          (b) on and after close out and termination of a Hedge Transaction, the calculation will be made under section 6(e)(i)(3) of the ISDA Master Agreement if the termination results from an Event of Default (unless the agreement nominates section 6(e)(i)(4) of the ISDA Master Agreement to apply on termination, in which event that provision will apply) or if the termination results from a Termination Event (as defined in the ISDA Master Agreement), under section 6(e)(ii) thereunder.

2    DECLARATION OF TRUST

DECLARATION OF TRUST

     2.1 The Security Trustee declares that it holds the sum of A$10 and will hold the Trust Fund on trust at any time for itself and the persons who are Beneficiaries at that time.

TERMINATION OF TRUST

     2.2 The trust established under this deed commences on the date of this deed and unless determined earlier is to end on the day prior to the eightieth anniversary of the date of this deed.

NAME OF TRUST

     2.3 The trust established under this deed is to be known as the Lihir Gold Security Trust.

PAYMENT OF SECURED MONEY

     2.4 The Borrower agrees to pay the Secured Money to the Security Trustee in the currency in which it is due at or before 11:00 am (Sydney time) on the due date for that payment by electronic funds transfer or other satisfactory method of payment to the Security Trustee's US Dollar bank account specified below or such other account as notified in writing by the Security Trustee to the Borrower.

               Bank: ABN AMRO Bank N.V.
               Swift Code ABNAUS33
               Favouree: ABN AMRO Australia Limited OBU
               Account
               Swift: ABNAAU2SOBU
               Account Number: 673-001-086342

     2.5 Despite any other provision in any Finance Document to the contrary, the Borrower must pay or repay the Secured Money as follows:

          (a) on and after the Enforcement Date, to the Security Trustee or otherwise as directed by the Security Trustee; and

          (b) otherwise, to the relevant Beneficiary in accordance with the terms of the relevant Finance Document.

     2.6 Payment by the Borrower of Secured Money to a Beneficiary pursuant to clause 2.5(a) or to the Security Trustee pursuant to clause 2.5(b) will, to the extent it is Finally Paid, operate in satisfaction of the obligation of that Borrower to pay the amount to the Beneficiary or to the Security Trustee respectively.

MANNER OF PAYMENT

     2.7 The Borrower agrees to make all payments to the Security Trustee under this deed in Immediately Available Funds to the account and in the manner notified by the Security Trustee to the Borrower.

     2.8 The Borrower agrees to make payments without set-off or counterclaim and free and clear of any withholding or deduction for Taxes unless prohibited by law.

CURRENCY OF PAYMENT

     2.9 If an amount is due in a currency and the Security Trustee receives payment in another currency, then the Security Trustee may convert the amount received into the due currency at the spot rate at which the Security Trustee is able to purchase the due currency with the amount received at the time of its receipt. The Borrower satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency purchased after deducting the costs of conversion. The Borrower acknowledges that it may be necessary for the Security Trustee to convert amounts received through a currency other than the due currency to ascertain the equivalent in the due currency of the amount received.

TAXES

     2.10 If a law requires the Borrower to withhold or deduct Taxes from a payment so that the Security Trustee would not actually receive for its own benefit on the due date the full amount provided for under this deed, then:

          (a) the amount payable is increased so that, after making that deduction and deductions applicable to additional amounts payable, under this clause, the Security Trustee is entitled to receive the amount, it would have received if no deductions had been required; and

          (b)  the Borrower must make the deductions; and

          (c) the Borrower must pay the full amount deducted, to the relevant authority in accordance with applicable law and deliver the original receipts to the Security Trustee.

GST GROSS UP

     2.11 If any party:

          (a) is liable to pay GST on a supply made in connection with the Security Trustee Documents; and

          (b) certifies to the recipient of the supply that it has not priced the supply to include GST,

          then the recipient of the supply agrees to pay that party an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate.

     2.12 This clause 2.12 applies if the actual amount of GST paid or payable by the supplier on a supply made in connection with the Security Trustee Documents is less than the amount paid by the recipient of the supply under clause 2.11. In that case, the supplier agrees to refund the difference to the recipient of the supply. The supplier agrees to make the refund as soon as practicable after the actual amount of GST on the supply is paid or can be clearly ascertained by the supplier.

3    DUTIES, POWERS AND RIGHTS OF SECURITY TRUSTEE

AUTHORITY OF SECURITY TRUSTEE

     3.1 The Security Trustee is appointed to enter into and act as trustee for the Beneficiaries under the Security Trustee Documents. The Security Trustee accepts this appointment.

EXTENT OF AUTHORITY AND OBLIGATIONS

     3.2  Each Beneficiary irrevocably authorises the Security Trustee to:

          (a) enter into the Security Trustee Documents (other than this deed); and

          (b) take action on the Beneficiary's behalf in accordance with this deed; and

          (c) exercise their respective rights expressly set out in the Security Trustee Documents and rights, powers and discretions reasonably incidental to them and carry out their respective obligations expressly set out in the Security Trustee Documents.

          The Beneficiaries acknowledge that the Security Trustee's obligations are those expressly set out in the Security Trustee Documents.

BINDING NATURE OF RELATIONSHIP

     3.3  Each Beneficiary agrees:

          (a) to be bound by anything properly done or properly not done by the Security Trustee in accordance with the Security Trustee Documents, whether or not on instructions, and whether or not the Beneficiary gave an instruction or approved of the thing done or not done; and

          (b) to ratify anything properly done or properly not done by the Security Trustee in accordance with this deed.

EXCLUDED ROLES AND DUTIES

     3.4 The appointment as security trustee does not mean that the Security Trustee, as the case may be:

          (a)  is a trustee for the benefit of; or

          (b)  is a partner of; or

          (c)  has a fiduciary duty to, or other fiduciary relationship with,

          any Beneficiary, the Borrower or any other person, except as expressly set out in any Security Trustee Document.

POWER OF THE SECURITY TRUSTEE

     3.5 The Security Trustee has the rights, discretions and powers delegated to it under this deed, and all other powers reasonably incidental to them.

INSTRUCTIONS, EXTENT OF DISCRETIONS

     3.6 (a) If the Security Trustee proposes to act on any of the matters described in clause 3.7 or 3.8, it agrees to:

               (i)  consult the Senior Beneficiaries on the proposal; and

               (ii) take action if, and only if, it receives instructions to do so from:

                    (A) all the Senior Beneficiaries - on matters listed in clause 3.8;

                    (B) the Majority Senior Beneficiaries - on matters listed in clause 3.7.

          (b) Subject to paragraph (a) above and except in respect of amounts due to the Security Trustee in its own right, the Security Trustee agrees, in relation to the Security Trustee Documents, to:

               (i) act in accordance with the instructions of the Majority Senior Beneficiaries; and

               (ii) refrain from exercising a Right vested in it in its capacity as agent under this agreement if so instructed by the Majority Senior Beneficiaries.

               Any such instructions of the Majority Senior Beneficiaries or all Senior Beneficiaries are binding on all Beneficiaries.

          (c) The Security Trustee may refrain from exercising any right vested in it under the Security Trustee Documents until it has received instructions from the Majority Senior Beneficiaries as to whether it is to be exercised and, if applicable, the way in which it is to be exercised.

          (d) If the Security Trustee does not require instructions pursuant to paragraph (a) above or does not receive instructions or requests under paragraph (b) above, the Security Trustee may (but is not obliged to) act as it considers to be in the best interests of all the Senior Beneficiaries. It need not consult any Beneficiaries before doing so. Any action taken by the Security Trustee under this paragraph binds all Beneficiaries. The Security Trustee agrees to give details to the Beneficiaries of any material action taken under this paragraph.

          (e)  If:

               (i) the Security Trustee specifies in its notice seeking instructions that the "guillotine procedure" applies to that particular set of instructions; and

               (ii) a Beneficiary does not give instructions in relation to action proposed by the Security Trustee within any time period specified by the Security Trustee in the notice,

               the Beneficiary is taken to have instructed the Security Trustee to take the proposed action.

MAJORITY SENIOR BENEFICIARIES

     3.7  The Security Trustee may not:

          (a) exercise in its capacity as Security Trustee a right, power or discretion delegated to or conferred on it under any clause of a Security Trustee Document which expressly refers to such exercise being subject to the consent or approval of the Majority Senior Beneficiaries; or

          (b) appoint or take steps to appoint any person as a receiver or receiver and manager in respect of the Secured Property or take steps to assume possession (whether personally or through an agent) of the Secured Property as mortgagee in possession or otherwise; or

          (c) waive breaches of or otherwise excuse performance of any obligation of the Borrower under any Security Trustee Document; or

          (d)  give an Acceleration Notice to any Beneficiary; or

          (e)  give any approvals or consents under clause 4; or

          (f)  subject to clause 3.8, agree to vary a Security Trustee Document,

          without in any such case the instructions of a Majority Senior Beneficiaries or, in the case of agreeing any amendment to this deed, without the consent of all Beneficiaries. The Security Trustee must exercise such a right, power or discretion and must so waive or excuse performance if so instructed by the Majority Senior Beneficiaries.

UNANIMOUS CONSENT OF SENIOR BENEFICIARIES

     3.8 The Security Trustee may not agree to release a Security (in whole or in part) unless required to do so by that Security or by law without the consent of all existing Senior Beneficiaries.

BORROWER NOT TO INVESTIGATE AUTHORITY

     3.9 The Borrower need not inquire whether any instructions have been given to the Security Trustee by the Majority Senior Beneficiaries or all Senior Beneficiaries or as to the terms of those instructions. As between the Borrower and the Beneficiaries, all action taken by the Security Trustee under a Security Trustee Document will be taken to be authorised.

LIMITS ON DUTIES OF SECURITY TRUSTEE

     3.10 The Security Trustee has no duty to:

          (a) (NO OBLIGATION TO ACT UNLESS INDEMNIFIED) exercise any right it may have as a result of an Event of Default, unless it is put in funds and/or is indemnified to its reasonable satisfaction;

          (b) (NO OBLIGATION TO PROVIDE INFORMATION) provide any Beneficiary (or any other person) with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into its possession as Security Trustee, except as stated in clause 3.16;

          (c) (NO ACTION PENDING DIRECTION) exercise any right, if it has sought instructions under clause 3.6 as to whether it should exercise, or as to the manner of exercise, of the right, pending its receipt of those instructions (notwithstanding any other provision of a Security Trustee Document which imposes a duty on it to do so); or

          (d) (DEFECTS IN TITLE) enquire whether there is, or seek perfection of, a defect in title of either the Borrower to any Secured Property or of the Security Trustee in relation to its interest in the Secured Property unless (in the context of any particular defect) it is directed to do so by a Majority Senior Beneficiaries.

NOTICE OF EVENT OF DEFAULT

     3.11 The Security Trustee is not to be regarded as having knowledge of the occurrence of an Event of Default or a Potential Event of Default unless it receives notice from another Beneficiary or the Borrower stating that such an event has occurred and is given reasonable particulars.

NO REPRESENTATION BY SECURITY TRUSTEE

     3.12 The Facility Agent and each other Beneficiary acknowledge that the Security Trustee has made no representation or given any warranty upon which it has relied, except to the extent expressly set out in this deed.

NO INDIVIDUAL ENFORCEMENT BY BENEFICIARIES

     3.13 No Senior Beneficiary may take any Enforcement Action or exercise any right, power or discretion under the Security Trustee Documents unless the Security Trustee has been instructed to exercise that right, power or discretion by the Majority Senior Beneficiaries or all Senior Beneficiaries, as the case may be, and fails to do so within a reasonable time. In any event, no Senior Beneficiary may take any Enforcement Action without the concurrence of the Majority Senior Beneficiaries.

RELIANCE ON DOCUMENTS AND EXPERTS

     3.14 The Security Trustee may rely on:

          (a) any document (including any facsimile transmission, telegram or telex) believed by it to be genuine and correct; and

          (b) advice and statements of lawyers, independent accounts and other experts selected by the Security Trustee.

SECURITY TRUSTEE'S OBLIGATIONS

     3.15 The Security Trustee agrees:

          (a) (DEFAULT AND REVIEW) to notify the Beneficiaries of an Event of Default or Potential Event of Default promptly after the Security Trustee becomes aware of it; and

          (b) (MATERIAL NOTICES RECEIVED) to give the Beneficiaries promptly after receiving it a copy of each notice or other communication or document which the Security Trustee receives in connection with a Finance Document and which the Security Trustee considers material; and

          (c) (ACTION TAKEN) to give the Beneficiaries promptly a report on anything done following directions from the Beneficiaries.

NO FURTHER OBLIGATIONS

     3.16 The Beneficiaries agree that the Security Trustee has no other obligations, other than those in clause 3.15 either initially or on a continuing basis:

          (a) to keep itself informed, or to inform a Beneficiary, about the performance by the Borrower of its obligations under the Security Trustee Documents; or

          (b) to provide a Beneficiary with any information or documents with respect to the Borrower (whether coming into its possession before or after accommodation is provided under the Security Trustee Documents).

ASSUMING COMPLIANCE

     3.17 Until it becomes aware in accordance with clause 3.11, the Security Trustee may assume that no Event of Default or Potential Event of Default has occurred and that the Borrower is observing all its obligations in connection with the Security Trustee Documents and need not inquire whether that is, in fact, the case.

LIMIT ON DISCLOSURE OBLIGATIONS

     3.18 Despite anything else in this deed, this deed does not oblige the Security Trustee, to disclose information or provide documents relating to the Borrower or any other person if the Security Trustee, reasonably believes that to do so would constitute a breach of law or duty of confidentiality.

EXONERATION

     3.19 Neither the Security Trustee nor any of its directors, officers, employees, agents, attorneys or Related Entities is responsible or liable to any Beneficiary:

          (a) because the Borrower does not perform its obligations under the Finance Documents; or

          (b)  for the financial condition of the Borrower; or

          (c) because any statement, representation or warranty in a Finance Document is incorrect or misleading; or

          (d) for the effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of the Finance Documents or any document signed or delivered in connection with the Finance Documents; or

          (e) for acting or not acting in accordance with the instructions of the Majority Beneficiaries or all the Senior Beneficiaries, or in accordance with their directions, as the case may be.

          Without limiting this clause 3.19, the Security Trustee is not responsible or liable to any Beneficiary for anything done or not done in connection with the Finance Documents by the Security Trustee or its directors, officers, employees, agents, attorneys or Related Entities except to the extent that the act or omission amounts to fraud, gross negligence or wilful misconduct by the Security Trustee, as the case may be, or a gross or wilful breach by them of their obligations in the capacity of agent of the Beneficiaries or in the capacity of security trustee, as the case may be.

SECURITY TRUSTEE IN CAPACITY OF A FINANCIER OR OTHER BENEFICIARY

     3.20 If the Security Trustee is also a Beneficiary (otherwise than in its capacity as Security Trustee), then in its capacity as a Beneficiary it:

          (a) has the same rights and obligations under the Finance Documents as the other Beneficiaries; and

          (b) may exercise those rights and agrees to comply with those obligations independently from its role as Security Trustee as if it were not the Security Trustee.

DEALING IN DIFFERENT CAPACITIES

     3.21 The Security Trustee may:

          (a) engage in any kind of banking, trust or other business with the Borrower or the Beneficiaries or any of their Related Entities; and

          (b) accept fees and other consideration from the Borrower or any of the Borrower's Related Entities for services in connection with the Finance Documents or any other arrangement,

          as if it were not the Security Trustee and without having to account to the Beneficiaries for any income it derives in doing so.

          The Beneficiaries release the Security Trustee from any obligation they might otherwise have to the Beneficiaries in relation to these matters.

DELEGATION BY SECURITY TRUSTEE

     3.22 The Security Trustee may employ agents and attorneys and may delegate any of their rights or obligations in the capacity as security trustee under the Security Trust Deed, without notifying any person of the delegation.

FORCE MAJEURE

     3.23 Despite any other provision of this agreement, the Security Trustee need not act (whether or not on instructions from one or more of the Beneficiaries) if it is impossible to act due to any cause beyond its control (including war, riot, natural disaster, labour dispute, or law taking effect after the date of this agreement). The Security Trustee agrees to notify each Beneficiary promptly after it determines that it is unable to act.

NO RESPONSIBILITY FOR FORCE MAJEURE

     3.24 The Security Trustee has no responsibility or liability for any loss or expense suffered or incurred by any party as a result of its not acting for so long as the impossibility under clause 3.23 continues. However, the Security Trustee agrees to make reasonable efforts to avoid or remove the causes of non-performance and agrees to continue performance under this agreement promptly when the causes are removed.

FUNDS BEFORE ACTING

     3.25 This clause applies if the Security Trustee proposes to exercise a right arising in its capacity as Security Trustee of the Beneficiaries or take any other action (whether or not at the instruction of the Majority Senior Beneficiaries or all Senior Beneficiaries) or the Security Trustee is directed to exercise a right or take any action in its capacity as security trustee in connection with the Security Trustee Documents, and the Security Trustee reasonably considers this could result in the Beneficiaries becoming obliged to pay an amount under clause 3.27. In that case, the Security Trustee:

          (a) may request the Senior Beneficiaries to pay to it an amount at least equal to the amount the Security Trustee reasonably determines would be the Senior Beneficiary's liability; and

          (b)  need not act until the Senior Beneficiaries do so.

          Each Senior Beneficiary agrees to fund under this clause rateably in accordance with its Share.

IF A BENEFICIARY DOES NOT FUND

     3.26 If a Beneficiary does not fund the Security Trustee as required under clause 3.25 within a period determined Security Trustee to be reasonable, then the Security Trustee agrees to promptly request each other Beneficiary to fund the defaulting Beneficiary's share. If one or more other Beneficiary agrees to fund the defaulting Beneficiary's share, then the obligations of the Beneficiaries under clause 3.25 are taken to be satisfied. Each Beneficiary agrees that:

          (a) a payment by a Beneficiary to the Security Trustee under this clause 3.26 constitutes a loan by the Beneficiary to the defaulting Beneficiary; and

          (b) the loan accrues interest at the rate and in the manner notified by the paying Beneficiary to the defaulting Beneficiary and the Security Trustee.

          The defaulting Beneficiary agrees to pay to the Security Trustee (for the account of each funding Beneficiary) on demand from the Beneficiary the loan principal and interest on each loan.

INDEMNITY TO SECURITY TRUSTEE

     3.27 Each Senior Beneficiary, rateably in accordance with its Exposure, will indemnify the Security Trustee, on demand, against any Loss suffered or incurred by the Security Trustee as a result of, in connection with or in contemplation of:

          (a)  the stamping and registration of the Security Trustee Documents;

          (b) the exercise, enforcement or preservation, or attempted exercise, enforcement or preservation, of any of its rights as Security Trustee;

          (c) the performance or purported performance of its duties under the Security Trustee Documents;

          (d) any action or omission by the Security Trustee under (or purportedly under) any Security Trustee Document; or

          (e) anything done or not done by the Security Trustee pursuant to any direction or authorisation of the Majority Senior Beneficiaries.

          This includes, in each case, the fees and expenses on a full indemnity basis of legal and other professional advisers.

          This clause does not apply to the extent that:

          (i) the Security Trustee is reimbursed on demand by the Borrower for any cost or expense incurred or payable by the Security Trustee; or

          (ii) the relevant Loss was suffered or incurred as a direct result of the Security Trustee's fraud, negligence or wilful misconduct.

          Each Authorised Officer, agent, employee, adviser or consultant of the Security Trustee is entitled to the benefit of this clause 3.27. The Security Trustee holds that benefit on their behalf.

REMOVAL OF SECURITY TRUSTEE

     3.28 The Majority Senior Beneficiaries may remove the Security Trustee from office, in each case by notice given to the Security Trustee, if:

          (a)  the Security Trustee becomes insolvent; or

          (b) the Security Trustee is guilty of negligence or wilful misconduct in the discharge of its duties as trustee of the Trust Fund; or

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                                                                              25


          (c) the Security Trustee breaches any material obligation under a Security Trustee Document and does not correct that breach within a reasonable time; or

          (d) the Borrower so requests on the grounds that the Security Trustee will cease or has ceased to be a Senior Beneficiary (other than in its capacity as Security Trustee).

          Subject to clause 3.31, removal of the Security Trustee from office will take effect:

          (i) (if notice of removal is given pursuant to paragraph (a)): when the notice is given; or

          (ii) (in any other case): 20 Business Days after the notice of removal is given to the Security Trustee by or on behalf of the Majority Senior Beneficiaries.

RETIREMENT

     3.29 The Security Trustee may retire as Security Trustee by giving to the Borrower and each other Senior Beneficiary not less than 30 days' notice of its intention to do so. No retirement takes effect unless:

          (a) there has been appointed as a successor Security Trustee approved by the Borrower (which approval may not be unreasonably withheld or delayed) either:

               (i) a Beneficiary nominated by the Majority Senior Beneficiaries or, failing such a nomination;

               (ii) a reputable and experienced bank or financial institution nominated by the Security Trustee; and

          (b) the successor Security Trustee has obtained title to or obtained benefit of each Security in its capacity as Security Trustee in a manner approved by each Senior Beneficiary.

     3.30 Subject to clause 3.31, when a successor Security Trustee is appointed, the retiring or removed Security Trustee is discharged (without prejudice to any accrued right or obligation) from any further obligation under the Finance Documents. The new Security Trustee and each other party to the Finance Documents has the same rights and obligations among themselves as they would have had if the new Security Trustee had been a party to the Finance Documents.

     3.31 The retiring or removed Security Trustee agrees, at the Borrower's expense (where clause 3.28(d) applies) and otherwise at its own expense, to execute and cause its successors to execute documents and do everything else necessary or appropriate to transfer the Trust Fund into the name of the new Security Trustee and to ensure that all public registers record the new Security Trustee as the trustee of the Trust Fund.

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                                                                              26


SECURITY TRUSTEE FEE

     3.32 If the Termination Date occurs, the Borrower agrees to pay the Security Trustee an annual fee to be agreed between the Security Trustee and the Borrower and failing such agreement, such fee as designated by the Security Trustee and which must not exceed the fee being received at that time under clause 5.3 of the Syndicated Facility Agreement.

4    SUBORDINATION

CLAUSES 4.1-4.10 (INCLUSIVE) AND CLAUSES 4.15-4.19 (INCLUSIVE) HAVE NO FURTHER APPLICATION AFTER THE TERMINATION DATE UNLESS OTHERWISE AGREED BY THE JUNIOR CREDITORS.

SUBORDINATION

     4.1 Despite any other agreement between a Junior Creditor and the Borrower but except as permitted by clauses 4.6 and 4.7, each party agrees with each other party that no part of the Junior Debt is due for payment or capable of being declared due for payment unless:

          (a)  the Senior Debt is satisfied or repaid in full; or

          (b)  an Event occurs; or

          (c) that Junior Debt is refinanced by other Junior Debt and the refinancing party has agreed to be bound under this deed as a Junior Creditor.

RIGHTS AND OBLIGATIONS FOLLOWING AN EVENT

     4.2  If an Event occurs, then the Junior Debt is payable immediately.

     4.3 If an Event occurs, then each Junior Creditor agrees, on request from the Security Trustee, to:

          (a) prove for the whole of its Junior Debt which is not recoverable from the Security; and

          (b) immediately send to the Security Trustee a copy of its notice of proof.

     4.4 A Junior Creditor may not prove for its Junior Debt except following a request from the Security Trustee under clause 4.3.

     4.5  If:

          (a) a Junior Creditor receives or recovers any money on account of that Junior Beneficiary's Junior Debt; or

          (b) any amount is paid to any person in connection with that Junior Creditor's Junior Debt (including, without limitation, to an assignee of that Junior Creditor's Junior Debt),

          whether by way of repayment, satisfaction or otherwise and whether from the Borrower or from any other person (including, without limitation, a liquidator, provisional liquidator or administrator of the

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                                                                              27


          Borrower), other than by way of Permitted Payments ("PROCEEDS"), then that Junior Creditor agrees:

          (c)  to notify the Security Trustee promptly;

          (d) to hold the Proceeds and the undertakings in this clause 4.5 on trust for the Beneficiaries and to apply the same:

               (i) first, towards satisfaction of the Senior Debt under the Syndicated Facility Agreement;

               (ii) secondly, towards satisfaction of its Junior Debt; and

          (e) upon demand, to pay the Proceeds forthwith to the Security Trustee for the account of the Financiers.

JUNIOR CREDITOR UNDERTAKINGS

     4.6 A Junior Creditor may not, without the consent of the Security Trustee (acting on the instructions of the Majority Senior Beneficiaries) or, if an Event of Default under the Syndicated Facility Agreement is subsisting, except as directed by the Security Trustee:

          (a) directly or indirectly demand payment of, sue for, accept payment or repayment of or in any way allow by reduction of the Borrower's assets or otherwise, the discharge, satisfaction or extinguishment of its Junior Debt (other than by way of Permitted Payments); or

          (b) novate or replace any of its rights (or agree to do any of these things) under any Junior Finance Document unless the novatee or replacement financier accedes to this deed as a Junior Creditor; or

          (c) set off its Junior Debt against any Indebtedness of the Junior Creditor to the Borrower; or

          (d)  assign, charge or otherwise deal with its Junior Debt; or

          (e) suffer to exist or take a Security Interest (other than under Security Trustee Documents) to secure payment of its Junior Debt other than any guarantee existing as at the date of this deed; or

          (f)  convert any Junior Debt into shares in the Borrower; or

          (g) take any form of Enforcement Action (including taking steps towards, or voting for the winding up, administration or provisional liquidation of the Borrower).

PERMITTED PAYMENTS

     4.7  So long as:

          (a) no Senior Debt owing to a Financier is due and payable but unpaid; and

          (b) no Event of Default or Potential Event of Default has occurred and is subsisting under the Syndicated Facility Agreement,

          then to the extent such payment is a Permitted Payment, the Borrower may pay, satisfy or discharge, and the Junior Creditor may receive and retain, payment of interest and principal on the Junior Debt in accordance with, and in the amounts contemplated by, the terms of the Junior Finance Documents and the Junior Creditor, (as the case may be) may make demands in respect of, or so as to establish a liability to pay, any amount so permitted to be paid.

BORROWER

     4.8  The Borrower may not, without the consent of the Majority Senior
          Beneficiaries:

          (a)  give any guarantee to be given in respect of the Junior Debt; or

          (b) grant a Security Interest (other than under Security Trustee Documents) to secure payment of the Junior Debt; or

          (c) directly pay (except for payments which constitute Permitted Payments) or in any way reduce the Borrower's assets to discharge the Junior Debt; or

          (d) novate or replace any agreement or instrument under which the Borrower's obligations in respect of the Junior Debt arise unless the novatee or replacement financier accedes to this deed as a Junior Creditor; or

          (e) set off the Junior Debt against any Indebtedness of the Junior Creditor to the Borrower; or

          (f) enter into any arrangement which results in the Junior Debt not being subordinated to the Senior Debt under the Syndicated Facility Agreement; or

          (g) create, grant, extend or permit to subsist or be imposed any Security Interest ranking in priority to the Senior Debt.

     4.9 The Borrower agrees to notify the Security Trustee immediately if it receives a demand whether direct or indirect for payment of the Junior Debt.

REVOCATION OF APPROVALS

     4.10 Any approval given by the Security Trustee in connection with this clause 4 immediately terminates if:

          (a)  a Junior Creditor or the Borrower defaults under this deed; or

          (b)  the Borrower is unable to pay its debts as they fall due; or

          (c)  an Event occurs.

PRESERVATION OF SENIOR BENEFICIARY'S RIGHTS

     4.11 No obligation of a Junior Creditor arising under this deed is released or abrogated, prejudiced or affected by any act matter or thing that a Senior Beneficiary may do or omit to do which but for this provision would or might release abrogate prejudice or affect the obligations of the Junior Beneficiary including, without limitation:

          (a) the granting of time, credit or any indulgence or concession to the Borrower or any Surety by a Security Trustee or a Senior Beneficiary or by any compounding or compromise release abandonment waiver variation relinquishment renewal or transfer of any securities, documents of title, assets or any rights of a Senior Beneficiary against the Borrower or any Surety of any other person or by neglect or omission to enforce any such rights;

          (b) the liquidation, receivership or administration of the Borrower, any Junior Creditor or any Surety, or any Junior Creditor or the Borrower or any Surety entering into any compromise or assignment of property or scheme of arrangement or composition of debts or scheme of reconstruction;

          (c) any person giving a guarantee or other Security Interest in respect of all or any of the Senior Debt;

          (d) failure by the Borrower or any Surety or any other person to provide any Security Interest which ought to be provided or to have been provided under any agreement in respect of all or any part of the Senior Debt;

          (e) any alteration, addition or variation to any agreement in respect of all or any part of the Senior Debt;

          (f) any Security Interest held or taken at any time by a Senior Beneficiary for all or any part of the Senior Debt being void, defective or informal;

          (g) the Borrower or any Surety being discharged from its obligation to pay all or any of the Senior Debt otherwise than by payment or satisfaction of those moneys to a Senior Beneficiary; or

          (h) a Junior Creditor being discharged from its obligations to a Senior Beneficiary under this deed.

     4.12 If a Senior Beneficiary holds any other Security Interest for or right in respect of all or any of the Senior Debt, then:

          (a) the Senior Beneficiary need not resort to that other Security Interest or right before enforcing its rights under this deed; and

          (b) the liability of each Junior Creditor under this deed is not affected by reason that the other Security Interest or right is or may be wholly or partly void or unenforceable.

     4.13 This deed does not prejudicially affect and is not prejudicially affected by any Security Interest or guarantee held by a Senior Beneficiary either at the date of this deed or at any subsequent time.

     4.14 Nothing contained in this deed, merges, discharges, extinguishes, postpones, lessens or prejudices any Security Interest now held or which may subsequently be held or taken by a Senior Beneficiary for payment of any of the Senior Debt. Nor does this deed or any Security
          Interest:

          (a)  affect:

               (i) any right or remedy which the Senior Beneficiary now has or subsequently may have or be entitled to by law, equity or statute against any other person as surety or on any bill of exchange, promissory note, letter of credit or other negotiable instrument; or

               (ii) security to the Senior Beneficiary for all or part of the
                    Senior Debt; or

          (b) operate as a payment of the Senior Debt until the same has been actually paid in cash.

          Nothing in any Security Interest and no other right or remedy which a Senior Beneficiary has or subsequently may have apart from this agreement discharges, extinguishes, postpones, lessens or otherwise prejudices this agreement. A Senior Beneficiary is not under any obligation to resort to any Security Interest in priority to this deed.

     4.15 The subordination under this deed is a continuing subordination and remains in full force until full and final discharge of the Senior Debt.

CORPORATIONS ACT

     4.16 This clause 4 is intended to operate as a "debt subordination" (as defined in section 563C(2) of the Corporations Act) by each Junior Creditor.

LIMITATION ON RIGHTS OF JUNIOR BENEFICIARIES

     4.17 Each Junior Beneficiary acknowledges that until it becomes a Senior Beneficiary, each of the Security Trustee and the other Senior Beneficiaries may exercise all rights, powers and discretions under or in respect of the Finance Documents as though the Junior Beneficiary had no rights or interests in relation to the Borrower, the Secured Property, or any Security or the property or assets subject to the trust under this deed and were not a party to this deed.

ACKNOWLEDGMENT BY JUNIOR BENEFICIARIES AND JUNIOR CREDITORS

     4.18 Without limitation, each of the Junior Beneficiaries and Junior Creditors (each, a "JUNIOR PARTY") acknowledges that:

          (a) the Junior Party has no rights in respect of any Security or the proceeds of any Security except as set out in this deed or the Securities;

          (b) the Junior Debt is subordinated to the Senior Debt in the manner set out in clause 4;

          (c) each of the Senior Beneficiaries owes no duty, obligations or standard of care to the Junior Party. In particular, any obligation or requirement in any Finance Document not to withhold consent unreasonably or to form a reasonable opinion is not owed to the Junior Party;

          (d) the Security Trustee and the other Senior Beneficiaries in enforcing any Finance Document are entitled to act entirely in their own interests and are not required to consult with, or take into account in any way, the interests of the Junior Party;

          (e) the Security Trustee and the Senior Beneficiaries can agree to include new Senior Beneficiaries without the Junior Party's consent;

          (f) the Security Trustee and the other Senior Beneficiaries may take any action they see fit in their absolute discretion, even if it would constitute a breach of a Junior Finance Document;

          (g) the Junior Party consents to, and will be bound by, any action taken at any time by the Security Trustee or any other Senior Beneficiary in accordance with any Finance Document (including any amendment to, or consent or waiver given under, any Finance Document (excluding any amendment to this deed)); and

          (h) consents and waivers by the Security Trustee acting pursuant to clause 4, will bind each Junior Party, even if it is not a party to it.

5    CHANGE IN BENEFICIARIES

CHANGE IN BENEFICIARIES

     5.1 If a Beneficiary enters into any substitution, assignment or novation procedure contemplated by another Finance Document, or wishes a person (including a Political Risk Insurer) to be bound by the Security Trust Deed, then:

          (a) it must give a notice to the Security Trustee and the Borrower (to be received by the Security Trustee and the Borrower at least 15 Business Days or such shorter period as agreed between the Security Trustee and the Borrower before the substitution is to take place) which specifies:

               (i)  the proposed substitute; and

               (ii) the obligations which it wishes to have assumed by the substitute; and

          (b) the Beneficiary and the substitute or the Political Risk Insurer must, at the cost of the Beneficiary, execute Accession Deeds and deliver four duly stamped (if applicable) original Accession Deeds to the Security Trustee or otherwise become bound by this deed in a form acceptable to the Security Trustee.

NEW BENEFICIARIES AND FINANCE DOCUMENTS

     5.2 Subject to clause 5.3, the Borrower may, from time to time, request that certain existing or proposed obligations (whether present or future, actual, prospective or contingent) of the Borrower be recognised as a Finance Document and if the obligee is not already a Beneficiary, that the relevant obligee be recognised as a Beneficiary in respect of that Finance Document by:

          (a) delivering a request ("DESIGNATION NOTICE") to the Security Trustee (in the form set out in schedule 1 or such other form as approved by the Security Trustee);

          (b) providing the Security Trustee with a certified copy of the proposed Finance Document;

          (c) providing such additional information or opinions as may be reasonably requested by the Security Trustee in connection with the new Beneficiary or proposed Finance Document; and

          (d) providing the Security Trustee with four counterparts of an Accession Deed duly stamped (if applicable) and duly executed by the proposed new Beneficiary.

ONLY CERTAIN OBLIGATIONS ALLOWED

     5.3 The Borrower may only deliver a Designation Notice under clause 5.2 if the obligations under the proposed Finance Document constitutes:

          (a)  Hedge Transactions and:

               (i) if the Termination Date has not yet occurred, the Borrower certifies that it will only enter into Hedge Transactions referred to in paragraph (a) of the definition of "Hedge Transaction" with the proposed new Beneficiary in accordance with the terms of the Syndicated Facility Agreement;

               (ii) otherwise, the Borrower certifies that the entry into the proposed Hedge Transactions will not lead to any Event of Default or Potential Event of Default under any Finance Document; or

          (b)  Refinancing Debt; or

          (c) any other obligations (including, without limitation, obligations in the nature of Indebtedness) which are approved by the Majority Senior Beneficiaries.

FINANCE DOCUMENT

     5.4  If the Security Trustee:

          (a)  receives all documentation referred to in clause 5.1 or 5.2; and

          (b) (where clause 5.2 applies) is satisfied that the obligations under the proposed Finance Document fall within paragraph (a),
               (b) or (c) of clause 5.3; and

          (c) is satisfied that the proposed exposure of the person entitled to the benefit of the obligations does not require:

               (i) any Security Document to be stamped with additional ad valorem stamp duty; or

               (ii) compliance with any other legal formality to ensure the legality, validity or enforceability of any Security
                    Document,

               or if it does, that the Borrower or another person has paid the stamp duty or makes arrangements satisfactory to the Security Trustee for payment of that stamp duty or for compliance with that formality, as applicable, the Security Trustee must:

          (d) execute the Accession Deed and retain one original for itself and distribute one original each to the new Beneficiary and the Borrower; and

          (e) enter or cause to be entered into the register referred to in clause 8 the details (where clause 5.2 applies, as provided by the Borrower in its request) of the Beneficiary and the Finance Document.

SECURITY TRUSTEE MAY EXECUTE FOR OTHER PARTIES

     5.5 The Borrower, each Junior Creditor and each Beneficiary irrevocably and unconditionally authorise the Security Trustee, its Authorised Officers and any delegates and attorneys of them, for valuable consideration received, to sign any Accession Deed on its behalf which is presented to it under this clause 5.

WHEN EFFECTIVE

     5.6 Upon delivery by the Security Trustee of a completed Accession Deed to the New Beneficiary:

          (a)  the New Beneficiary is bound by the terms of this deed; and

          (b) any document referred to in that Accession Deed becomes a Finance Document (and either a Senior Finance Document or Junior Finance Document, as applicable) for the purposes of this deed and the Security Documents.

STAMP DUTY

     5.7 Any stamp duty imposed upon a Finance Document or a Security Document (by reason of the execution of a Finance Document other than a Finance Document executed pursuant to clause 5.1 outside a syndication process agreed with the Borrower) must be paid by the Borrower. The Borrower indemnifies each other party to this deed and each other Beneficiary, against all loss, costs and expenses in connection with such stamp duty.

COMPLETE REFINANCING

     5.8 If the Borrower wishes to repay and refinance completely all Indebtedness provided by a Beneficiary which is secured under the Security Trustee Documents, the Borrower may require that Beneficiary to novate all of its rights and obligations under the Security Trustee Documents to the entity providing the refinancing (or a nominee thereof), subject to that Beneficiary being reasonably satisfied with the novation documentation and provided the Borrower pays all costs and expenses of that Beneficiary in connection therewith.

6    CEASING TO BE A BENEFICIARY

BORROWER REQUEST

     6.1 The Borrower may request that a Beneficiary cease being a Beneficiary if, at the time of the Borrower's request, the relevant Beneficiary's Exposure is nil and the Borrower has no further obligation under any Finance Documents to the Beneficiary. The Borrower must provide the Security Trustee with a consent by the Beneficiary (signed by an Authorised Officer of the Beneficiary) stating that it agrees to cease being a Beneficiary.

BENEFICIARY REQUEST

     6.2 A Beneficiary may at any time notify the Security Trustee in writing that the Beneficiary wishes to cease to be a Beneficiary in respect of a Finance Document. Any such notice does not limit the Beneficiary's rights against the Borrower other than its rights as a Beneficiary.

BENEFICIARY TO ASSIST

     6.3 The relevant Beneficiary undertakes to do all things necessary to give effect to the cessation of it being a Beneficiary under clause 6.1 (if it is satisfied, acting reasonably, that its Exposure is nil and Finally Paid) or 6.2, including the execution of the consent referred to in clause 6.1 (if it is satisfied its Exposure is nil and Finally
          Paid) and the surrender of its Accession Deed.

WHEN EFFECTIVE

     6.4 A Beneficiary ceases to be a Beneficiary on receipt by the Security Trustee of a notice from the Beneficiary in accordance with clause 6.1 or 6.2.

ACCESSION DEED

     6.5 If a Beneficiary transfers or novates all its rights and obligations under the Finance Documents to a new Beneficiary who executes an

          Accession Deed, then the transferor Beneficiary ceases to be a Beneficiary by executing the Accession Deed as a Retiring Beneficiary.

7    POLITICAL RISK INSURANCE

SUBROGATION UNDER POLITICAL RISK INSURANCE FOR FINANCIERS

     7.1 Subject to clause 7.2, as from each date the Political Risk Insurer pays a claim to a Financier under a Political Risk Insurance Policy relating to the Syndicated Facility Agreement, the parties acknowledge that the Political Risk Insurer is subrogated to the rights of the relevant Financier under the relevant Finance Documents (to the extent of the amount of the Insurance Payment) and in that capacity is entitled to:

          (a) obtain the benefit of the rights and entitlements of the relevant Financier under the Finance Documents; and

          (b)  obtain the benefit of:

               (i)  the Security Trustee Documents;

               (ii) moneys held by the Security Trustee to the extent permitted by the Security Trustee Documents; and

               (iii) a right or power of the Beneficiaries under a Security
                    Trustee Document,

          to the extent of the amount of the Insurance Payment.

POLITICAL RISK INSURER BECOMING A BENEFICIARY

     7.2 Any subrogation under clause 7.1 or at law or, in relation to Hedge PRI, rights to which a Political Risk Insurer becomes entitled following an Insurance Payment under a Hedge PRI, is subject to:

          (a) the Political Risk Insurer being bound by the terms and conditions of this deed as if it were a party to this deed and entitled to the benefit of that part of the Secured Money to which it has become entitled following the Insurance Payment; and

          (b) the right of the Security Trustee and each Beneficiary to continue to deal with the relevant Beneficiary (to whom the Insurance Payment (or part thereof) has been made) until the Security Trustee receives from the Political Risk Insurer a duly completed and executed Accession Deed in accordance with clause 5.1.

     7.3 Despite anything to the contrary contained in this deed, the right of the Political Risk Insurer to enforce or exercise any of its rights or to share in any receipts or recoveries made under this deed or any other Finance Document may only be exercised in accordance with the terms of the Finance Documents or the Security Trustee Documents, as the case may be.

     7.4 The Borrower irrevocably agrees to any Political Risk Insurer becoming a Beneficiary in the manner set out in this deed.

ADVISING INSURED PAYMENTS

     7.5 At the same time as the Accession Deed is delivered to the Security Trustee under clause 7.2(b) or as soon as practicable thereafter, the Financiers (or the Facility Agent on their behalf) and/or the Insured Hedge Counterparty, as the case may be, must execute and deliver to the Security Trustee a certificate countersigned by the Political Risk Insurer setting out:

          (a) the Political Risk Insurance Policy under which the proposed Insurance Payment is to be made;

          (b)  the nature of the claim;

          (c)  the amount of the proposed Insurance Payment;

          (d) whether the Insurance Payment is to be paid in a lump sum or by installments; and

          (e) the day or, if payable in installments, the days, on which the proposed Insurance Payment is to be made.

8    REGISTER

          The Security Trustee must keep a register ("REGISTER") incorporating the following information:

          (a)  the name and address of each Beneficiary; and

          (b)

               (i) in respect of each Finance Document, the date, parties to it, name of it and the principal (or notional principal) amount committed under the facility or hedge (where applicable) and the maximum term of the agreement and whether it is a Senior Finance Document or a Junior Finance Document; or

               (ii) if the Beneficiary is a Political Risk Insurer, the details set out in the certificate referred to in clause 7.5; and

          (c) in relation to each Beneficiary, a list of the Finance Documents to which it is a party,

          and must enter in the Register particulars of any changes to the matters described in paragraphs (a) - (c) from time to time.

9    ENFORCEMENT

EVENTS OF DEFAULT

     9.1  If an Event of Default occurs, the Security Trustee agrees to:

          (a) seek the instructions of all Senior Beneficiaries in relation to the enforcement of the Security; and

          (b) act in accordance with the instructions of the Majority Senior Beneficiaries or otherwise as required in accordance with clause 3.

SECURITY TRUSTEE TO ADVISE VOTING DAY

     9.2 When seeking instructions from each Senior Beneficiary, the Security Trustee must advise each Senior Beneficiary of the date ("VOTING DAY") on which and the time by which on that date (not later than 11.30am) instructions must be given to the Security Trustee. The Voting Day may not be earlier than the fifth Business Day after the date of the Security Trustee's notice (unless the period has been shortened under clause 3.6(e)).

BENEFICIARIES TO ADVISE EXPOSURES

     9.3 When a Senior Beneficiary gives instructions to the Security Trustee, it must advise the Security Trustee in writing of its Exposure as at 5.00pm on the Business Day prior to the Voting Day. In the case of any Beneficiary which is a Hedge Counterparty under a Hedge Transaction which has not been closed out and terminated, its Hedge Exposure must be calculated as if all Hedge Transactions with the Borrower were closed out or terminated on the Business Day prior to the Voting Day.

SECURITY TRUSTEE TO ISSUE ACCELERATION NOTICES

     9.4 If the Security Trustee is instructed, in accordance with clause 9.1, to take steps to enforce under the Security Documents or realise the Security, the Security Trustee agrees to issue an Acceleration Notice to any one or more Beneficiaries no later than 4.30pm on the Voting Day, unless the Majority Senior Beneficiaries otherwise agree.

BENEFICIARIES TO COMPLY WITH ACCELERATION NOTICES

     9.5 Each Beneficiary agrees to comply with the terms of that Acceleration Notice and to exercise all rights and powers available to it (if any) under each Finance Document and otherwise at law in order to comply with, or procure compliance with, the direction given by the Security Trustee in that notice.

HEDGE COUNTERPARTIES

     9.6 If at any time an Event of Default occurs under a Hedge Contract, each Hedge Counterparty agrees with the other Senior Beneficiaries that prior to exercising any right or power under that Hedge Contract that arise as a consequence of that Event of Default, it will give notice, as soon as it becomes aware of that Event of Default, to the Security Trustee stating that an Event of Default has occurred which is continuing unremedied and describing that Event of Default and indicating whether or not it proposes to exercise those rights or powers under that Hedge Contract and if so in what manner. The Borrower consents to the giving of such notice.

     9.7 The Security Trustee, as soon as practicable after receiving a notice under clause 9.6, it will provide a copy of it to each Beneficiary.

     9.8 The parties agree that, if any set-off or netting occurs in connection with a Hedge Contract, records of the set-off or netting will be kept so that the set-off or netting can be separately identified as being applicable to that Hedge Contract notwithstanding that the set-off or netting occurred as part of an overall set-off or netting of a number of Hedge Contracts.

JUNIOR BENEFICIARY ATTENDING MEETINGS

     9.9 If an Event of Default occurs, the Facility Agent agrees to invite the Junior Beneficiary to attend any meetings held between the Borrower and the Senior Beneficiaries in relation to the enforcement of the Security, but excluding that part of any meeting where there is a conflict of interest between the Senior Beneficiaries and the Junior Beneficiary including as to:

          (a) matters of priority of the Senior Beneficiaries under the Securities; or

          (b) considerations of the Senior Beneficiaries as a secured class of Beneficiaries.

          A Junior Beneficiary may present its point of view at any such meeting but will not be entitled to vote or otherwise affect any resolution of that meeting.

          Nothing in this clause requires the Security Trustee, the Facility Agent or a Senior Beneficiary to call any meeting, or to consult with any Junior Beneficiary, before accelerating any Senior Debt or enforcing any Security.

NOTIFICATION TO JUNIOR BENEFICIARY

     9.10 The Security Trustee agrees to notify any Junior Beneficiary before or promptly after it or a Senior Beneficiary takes any enforcement action in relation to any Senior Debt.

          On request, each of the Facility Agent and the Junior Beneficiary shall keep the other informed as to the amount of Senior Debt or Junior Finance Debt then outstanding.

10   TREATMENT OF RECOVERED MONEYS

MONEYS NOT FORMING PART OF RECOVERED MONEYS

     10.1 Where a Finance Document permits or requires moneys to be placed to the credit of a suspense account held by the Security Trustee in order to preserve the rights to prove in the bankruptcy or liquidation of a person, those moneys, will not, unless otherwise determined by all the Beneficiaries, be treated as Recovered Moneys until the time as, in accordance with the terms of the relevant Finance Document, those moneys, are no longer held in suspense.

     10.2 Where moneys are placed in a suspense account referred to in clause 10.1, interest earned and credited to the account is Recovered Moneys.

RECEIPT NOT THROUGH SECURITY TRUSTEE

     10.3 Each Beneficiary agrees to notify the Security Trustee promptly of its receipt (other than by payment through the Security Trustee) of Secured Moneys on or after the Enforcement Date (including without limitation, a recovery by set-off or banker's lien or by way of payment netting under Hedge Contracts). The parties acknowledge that a receipt by way of set-off occurs at the time the Beneficiary applies the set-off in its books of account, irrespective of the time when the amount set-off was deposited with that party.

ACCOUNTING TO SECURITY TRUSTEE

     10.4 Subject to clause 10.8, if the receipt represents an amount which, had it been received by the Security Trustee, would have been distributable not only to the Beneficiary who receives it but also to the other Beneficiaries (including by reason of the operation of clause 10.9), then the Beneficiary agrees to pay, to the Security Trustee an amount, equivalent to the amount, received within two Business Days of receiving it. The amount paid to the Security Trustee is to be:

          (a) taken to have been received by the Security Trustee and not by the Beneficiary who receives it (and the Secured Money of that Beneficiary is to continue to include that amount); and

          (b) distributed by the Security Trustee to the parties entitled to it in accordance with their entitlements.

REFUND TO BENEFICIARY

     10.5 If a Beneficiary who receives a payment referred to in clause 10.3 is obliged to refund any part of it under laws relating to insolvency then, on request from the Beneficiary, each party to which any part of the payment was distributed must repay to the Beneficiary the proportion of the amount received by that party equal to the proportion of the payment received by the Beneficiary which the Beneficiary is obliged to refund.

     10.6 An amount paid under clause 10.5 will be deemed to have been a payment for the account of the Security Trustee and not to the relevant Beneficiary for its own account and to that extent the liability to the relevant Beneficiary will not be reduced by the amount received, other than to the extent of any distribution received by the relevant Beneficiary under clause 10.4(b).

     10.7 The Borrower must immediately on the relevant Beneficiary making or becoming liable to make a payment under clause 10.4 indemnify the relevant Beneficiary against that payment to the extent that the Borrower's liability has been discharged by the amount received by the relevant Beneficiary.

NETTING AS BETWEEN HEDGE TRANSACTIONS NOT TO CONSTITUTE RECOVERED MONEY

     10.8 Despite anything to the contrary in this deed:

          (a) the operation of netting provisions under a Hedge Contract is permitted; and

          (b) any amount which would otherwise be payable to a Hedge Counterparty under the Hedge Contract but for the operation of the netting provisions will not constitute Recovered Money for the purposes of this deed, but only to the extent such provisions provide for netting of amounts, obligations and/or cross-claims as between Hedge Transactions between the Borrower and the Hedge Counterparty and not any other obligations or cross-claims arising under any other Transactions or other agreement or arrangement ("NON-HEDGE TRANSACTIONS").

SHARING IN RELATION TO NON-HEDGE TRANSACTIONS

     10.9 If a termination and close-out under a Hedge Contract occurs on or after the Enforcement Date and immediately before the Early Termination Date in respect of the Terminated Transactions, the notional net exposure of a Hedge Counterparty under the Non-Hedge Transactions calculated in accordance with clause 1.6(a) (but replacing all references in clause 1.6(a) to "Hedge Transactions with "Non- Hedge Transactions") would have given rise to a net amount notionally owing to the Borrower ("RELEVANT AMOUNT"), then the Relevant Amount is to be treated as a receipt for the purposes of clause 10.4. In this clause, "Early Termination Date" and "Terminated Transactions" have the meanings given in the ISDA Master Agreement.

PROCEEDS OF POLITICAL RISK INSURANCE POLICIES NOT TO CONSTITUTE RECOVERED MONEY

     10.10 Despite anything to the contrary in this deed or any provision of the Syndicated Facility Agreement, each Financier and Hedge Counterparty (in its capacity as an insured under a Political Risk Insurance Policy) is absolutely entitled to all the proceeds payable to it under any Political Risk Insurance Policy and is under no obligation to pay those proceeds to the Security Trustee or any Beneficiary.

11   DISTRIBUTION OF RECOVERED MONEY

     11.1 If at any time the Security Trustee receives any money under a Security Trustee Document on or after the Enforcement Date, whether or not it represents the proceeds of recovery action taken under any Finance Document, then the money must be distributed by the Security Trustee in accordance with clause 11.2.

     11.2 Recovered Money is to be distributed by the Security Trustee as soon as practicable after the Security Trustee receives it as follows:

          (a) first, to the extent that the Recovered Money represents money recovered under a Security Document which provides for the appointment of a receiver, in the order provided for under the

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                                                                              41


               Security Document up to and including the category of satisfying the remuneration of the receiver (as defined in that Security);

          (b) secondly, towards satisfaction of all costs, charges and expenses incurred by the Security Trustee in or incidental to the exercise or performance or attempted exercise or performance of any of the rights, powers or remedies conferred under any Security Trustee Document;

          (c) thirdly, towards satisfaction of any other expenses or outgoings in connection with any receivership under or the enforcement of any Security Trustee Document;

          (d) fourthly, towards payment to the Security Trustee of any money due to it in its capacity as Security Trustee under any Security Trustee Document;

          (e) fifthly, towards payment to each Senior Beneficiary of an amount (not exceeding the Exposure of that Senior Beneficiary under the Senior Finance Documents) equal to that Senior Beneficiary's Share at that time of the Recovered Money;

          (f) sixthly, after the Senior Debt has been Finally Paid, towards payment to each Junior Beneficiary of an amount (not exceeding the Exposure of that Junior Beneficiary) equal to that Junior Beneficiary's Share at that time of the Recovered Money; and

          (g) seventhly, to the extent that the Security secures the payment of other amounts, towards payment to the persons entitled to those amounts and, if more than one, in a proportion for each person equal to the proportion that the amount owed to that person bears to the aggregate amount owed to all those persons, or in such other manner as the Security Trustee (acting under the instructions of the Majority Senior Beneficiaries) determines.

12   REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

REPRESENTATIONS AND WARRANTIES

     12.1 The Borrower makes (on the date of this deed) and repeats (every 6 months thereafter) for the benefit of the Security Trustee and the Beneficiaries the following representation and warranties:

          (a) (DUE INCORPORATION) it has been duly incorporated in accordance with the laws of PNG, is validly existing under those laws and has the power and authority to carry on its business as it is now being conducted;

          (b) (POWER) it has power under its constitution to enter into and observe its obligations under the Security Trustee Documents;

          (c) (AUTHORISATIONS) all material authorisations necessary to enter into the Security Trustee Documents and to comply with its obligations thereunder are in full force and effect;

          (d) (VALID OBLIGATIONS) its obligations under the Security Trustee Documents are valid and binding and are enforceable against it in accordance with its terms except to the extent limited by equitable principles, statutes of limitations and laws affecting creditors' rights generally;

          (e) (NO CONTRAVENTION) the Security Trustee Documents and the transactions under them do not contravene its constitution or any law, judgment, agreement, instrument or any of its obligations or undertakings by which it is bound or to which any of its assets are subject;

          (f) (NO TRUST) it does not enter into any Security Trustee Document in the capacity of a trustee of any trust or settlement; and

          (g) (GOOD TITLE) it is the sole beneficial owner of all assets included in its latest audited accounts (other than those disposed of, as permitted under the Senior Finance Documents), free and clear of any Security Interest, other than a Security Interest permitted by any Senior Finance Document).

UNDERTAKINGS RELATING TO SECURED PROPERTY

     12.2 The Borrower undertakes to:

          (a) (RATES AND TAXES) unless contested in good faith, pay on time all amounts for which it is liable as owner of the Secured Property, including rates and Taxes; and

          (b) (GOOD CONDITION) keep the Secured Property in good working order and condition in accordance with prudent mining practice and correct any defect in accordance with prudent mining practice; and

          (c) (LOSS) use reasonable endeavours to protect the Secured Property from theft, loss or damage; and

          (d) (VALUE) not do anything that lowers or might lower the value of the Secured Property so as to give rise to a Material Adverse Effect; and

          (e) (SERIOUS DAMAGE) notify the Security Trustee of any damage to or defect in the Secured Property which would have a Material Adverse Effect; and

          (f) (ORDERS OR NOTICES) give the Security Trustee a copy of any order or notice from an authority such as a local council concerning the use or condition of the Secured Property which would have a Material Adverse Effect as soon as it becomes aware of it; and

          (g) (LAWS) except as permitted by the Mining Development Contract and unless contested in good faith, duly and punctually comply with all laws, licences, permits, authorisations, orders or decrees of a Government Agency binding upon it where failure to do so would have a Material Adverse Effect; and

          (h) (CAVEATS, NOTIFICATIONS OR DEALINGS) do everything necessary to remove any caveat, notification or dealing placed on the title to the Secured Property without the Security Trustee's consent; and

          (i) (TENEMENTS) ensure that all conditions and requirements relating to mining tenements are observed or performed in all material respects and that tenements remain valid and are in full force and effect; and

          (j) (INSURANCE) ensure that the assets of the Borrower are adequately insured in accordance with prudent mining practice, and that the Beneficiaries are named as insured parties under material insurance policies;

          (k) (BOOK DEBTS) until the Security Trustee otherwise directs at any time after an Enforcement Date, procure the prompt collection of its book debts. The Security Trustee appoints the Borrower its agent for this purpose;

          (1) (PROCEEDS OF BOOK DEBTS AND INSURANCES) unless otherwise provided in a Senior Finance Document, apply the proceeds of any book debts and insurances, toward proper business purposes;

          (m) (ACCESS AND INSPECTION) give or procure to be given (promptly upon request by the Security Trustee acting on instructions of the Majority Senior Beneficiaries) to the Security Trustee and any of its Authorised Officers, access (subject to generally applicable site safety requirements) to the Mine, the Mine area, the books and accounting records and other data of and relating to the Borrower or the Mine, as any of them may reasonably require;

          (n) (DISPOSAL OF ASSETS) ensure that it does not dispose of assets other than;

               (i) in the ordinary course of business on terms no less favourable to the Borrower than arm's length terms; or

               (ii) where the aggregate book value of assets disposed of over the previous 12 month period does not exceed 5% of the total tangible assets of the Borrower; or

               (iii) with the approval of the Security Trustee, such approval not to be unreasonably withheld.

               For avoidance of doubt, any assets disposed of in accordance with this clause which are subject to a fixed charge will automatically cease to be subject to that charge.

          (o) (MARGIN) not to agree to any margin requirements under any hedge contract entered into or to be entered into by it; and

          (p) (LEASES AND LICENCES) not to lease or license (or deal with any lease or licence) any Secured Property except for leases and licences incidental to, or associated with, proper conduct of the Borrower's mining operations.

FURTHER ASSURANCES

     12.3 (a) (DEPOSIT OF DOCUMENTS) The Borrower agrees to deposit with the Security Trustee:

               (i) all documents of title (including, if applicable, leases) relating to the Secured Property where the Secured Property is the subject of a mortgage or a fixed charge; and

               (ii) any other documents the Security Trustee requests relating to the Secured Property.

          (b) (REGISTRATION OF SECURITY) The Security Trustee may register the Security Documents at the Borrower's expense.

          (c) (AUTHORITY TO FILL IN BLANKS) The Borrower agrees that the Security Trustee may fill in any blanks in connection with the Security Documents (such as Corporations Act forms or transfers for the Secured Property).

          (d) (SUPPLY OF INFORMATION) If the Security Trustee asks, the Borrower agrees to supply the Security Trustee with any information about or documents affecting:

               (i)  the Security Documents or the Secured Property; or

               (ii) any lease, tenancy or other arrangement connected with the
                    Secured Property.

          (e) (RECTIFICATION) If the Security Trustee asks, promptly rectify defects in the condition, validity or enforceability of any Mortgaged Agreement.

RIGHTS OF ENTRY

     12.4 Subject to clause 12.2(m), the Security Trustee may, if an Event of Default or Potential Event of Default is subsisting, enter land and buildings owned or occupied by the Borrower, any place where the Secured Property is located, the Borrower's places of business or its registered office to:

          (a)  inspect the Secured Property; or

          (b) find out whether the Borrower is complying with the Security Documents; or

          (c) carry out the Security Trustee's rights under the Security Documents; or

          (d) inspect and copy records relating to the Borrower or the Secured Property; or

          (e)  investigate the Borrower's financial affairs or business.

          The Borrower agrees to help the Security Trustee enter, such as by obtaining any necessary consent.

REASONABLE NOTICE OF ENTRY

     12.5 Unless there is an emergency, the Security Trustee agrees to give the Borrower reasonable notice before entering under this clause.

RIGHT TO RECTIFY

     12.6 The Security Trustee may do anything which the Borrower should have done under the Security Documents however which the Borrower either has not done, or in the Security Trustee's opinion, has not done properly. If the Security Trustee does so, the Borrower agrees to pay the Security Trustee's Costs on demand.

SECURITY TRUSTEE NOT MORTGAGEE IN POSSESSION

     12.7 The Security Trustee does not become a mortgagee in possession because it enters the Secured Property under clause 12.5 or exercises its rights under clause 12.6.

PAYMENT OF INCOME TO SECURITY TRUSTEE

     12.8 If, on or after the Enforcement Date, the Security Trustee asks, the Borrower agrees to ensure that rent and other income from the Secured Property are paid to the Security Trustee. If, despite this, they are paid to the Borrower, the Borrower agrees to pay them to the Security Trustee. In each case, the Security Trustee agrees to use the money it receives as set out in clause 11 of this deed.

EVENT OF DEFAULT

     12.9 Each Event of Default is an "Event of Default" for the purposes of the Security Trustee Documents.

13   COSTS AND INDEMNITIES

WHAT THE BORROWER AGREES TO PAY

     13.1 The Borrower agrees to pay or reimburse:

          (a)  the reasonable Costs of the Security Trustee in connection with:

               (i) the negotiation, preparation, execution and registration of and payment of Taxes on any Security Trustee Document; and

               (ii) their being satisfied that conditions to drawdown have been met; and

               (iii) giving and considering consents, waivers, variations, discharges and releases and producing title documents; and

               (iv) otherwise acting in connection with the Security Trustee
                    Documents (except for the matters described in paragraph (b) below);

          (b) the Costs of the Security Trustee in exercising, enforcing or preserving rights (or considering doing so), or doing anything in connection with any enquiry by an authority involving the Borrower or any of its Related Entities; and

          (c) Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that the Security Trustee reasonably believes are payable, in connection with any Security Trustee Document or a payment or receipt or any other transaction contemplated by any Security Trustee Document. However, the Borrower need not pay a fine or penalty in connection with Taxes or fees to the extent that it has placed the Security Trustee in sufficient cleared funds for the Security Trustee to be able to pay the Taxes or fees by the due date.

          The Borrower agrees to pay amounts due under this clause promptly on demand from the Security Trustee.

INDEMNITY

     13.2 The Borrower indemnifies the Security Trustee against any liability or loss arising from, and any Costs incurred in connection with:

          (a) the Security Trustee acting in connection with a Security Trustee Document in good faith on fax or telephone instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Officer of the Borrower; or

          (b)  an Event of Default; or

          (c) the Security Trustee exercising or attempting to exercise a right or remedy in connection with a Security Trustee Document after an Event of Default; or

          (d)  any Security Trustee Document; or

          (e) any indemnity the Security Trustee gives a Controller or administrator of the Borrower.

          A party's obligation to reimburse another party for an amount paid or payable to a third party includes GST on the amount paid or payable to the third party except to the extent that the party being reimbursed is entitled to claim an input tax credit for that GST.

     13.3 The Borrower agrees to pay amounts due under this indemnity on demand from the Security Trustee. The Costs referred to in clause 13.1 and
          13.2 include legal Costs in accordance with any written agreement as to legal costs or, if no agreement, on whichever is the higher of a full indemnity basis or solicitor and own client basis and Costs suffered or incurred by any employee, officer, agent or contractor of the Security Trustee.

CURRENCY CONVERSION ON JUDGMENT DEBT

     13.4 If a judgment, order or proof of debt for an amount in connection with a Security Trustee Document is expressed in a currency other than that in which the amount is due under the Security Trustee Document, then the Borrower indemnifies the Security Trustee against:

          (a) any difference arising from converting the other currency if the rate of exchange used by the Financier under clause 2.9 for converting currency when it receives a payment in the other currency is less favourable to the Financier than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

          (b)  the Costs of conversion.

          The Borrower agrees to pay amounts due under this indemnity on demand from the Security Trustee.

STAMP DUTY

     13.5 Without prejudice to the other provisions of this clause 13, the Borrower agrees to pay an amount equal to US$50,000 into an interest-bearing bank account to be opened in the name of the Security Trustee ("ESCROW ACCOUNT") no later than the first Drawdown Date under the Syndicated Facility Agreement. The Security Trustee may only apply moneys in the Escrow Account to pay any stamp duty applicable on any Security Trustee Documents or Senior Finance Documents to the extent any upstamping of such documents is required after that date. If, at the time all amounts under the Finance Documents are Finally Paid, there is any amount remaining in the Escrow Account, the Security Trustee agrees to pay the balance standing to the credit of the Escrow Account to the Borrower.

14   ACKNOWLEDGMENT

          The Borrower acknowledges and agrees to the provisions of this deed and undertakes to co-operate in the implementation of the provisions of this deed.

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                                                                              48


15   NOTICES

     15.1 A notice, approval, consent or other communication in connection with this deed:

          (a)  may be given by an Authorised Officer of the relevant party; and

          (b)  must be in writing; and

          (c) must be left at the address of the addressee or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee which is specified below (in the case of the Borrower, the Security Trustee and the Junior Creditors) or in schedule 4 (in the case of the Initial Hedge Counterparties) or otherwise notified to the Borrower and the Security Trustee (in the case of the other parties) or if the addressee notifies another address or facsimile number then to that address or facsimile number:

               BORROWER

               Lihir Gold Limited
               Level 7
               Pacific Place
               Cnr Champion Parade and Musgrave Street
               Port Morseby
               Papua New Guinea
               Telephone: +67 5 321 7711
               Fax: +67 5 321 4705
               Attention: General Manager Financial and Commercial and Chief Financial Officer

               NML AND NMAL

               GPO Box 905
               BRISBANE QUEENSLAND 4001
               Fax: +61 7 3229 5950
               Attention: The Company Secretary

               FACILITY AGENT AND SECURITY TRUSTEE

               Level 26, ABN AMRO Tower
               88 Phillip Street
               SYDNEY NSW 2000
               Australia
               Telephone: +612 8259 6115
               Fax: +61 2 8259 5499
               Attention: Margaret Martin

     15.2 Unless a later time is specified in it a notice, approval, consent or other communication takes effect from the time it is received.

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                                                                              49


     15.3 A letter or facsimile is taken to be received:

          (a) in the case of a posted letter, on the third (seventh if posted to or from a place outside Australia) day after posting; and

          (b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause.

16   GENERAL

SET-OFF

     16.1 At any time on or after the Enforcement Date or, if earlier, the date a notice is given under clause 12.2 of the Syndicated Facility Agreement, the Security Trustee or a Senior Beneficiary may set off any amount due for payment by the Security Trustee or the Senior Beneficiary, respectively, to the Borrower against any amount due for payment by that Borrower to the Security Trustee or the Senior Beneficiary, respectively, under the Senior Finance Documents.

CERTIFICATES

     16.2 The Security Trustee, a Senior Beneficiary, a Junior Creditor or a Junior Beneficiary may give a Borrower a certificate about an amount payable or other matter in connection with a Security Trustee Document. The certificate is sufficient evidence of the amount or other matter, unless it is proved to be incorrect.

DISCRETION IN EXERCISING RIGHTS

     16.3 The Security Trustee, a Senior Beneficiary or the Junior Beneficiary may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless a Security Trustee Document expressly states otherwise.

CONSENTS

     16.4 The Borrower agrees to comply with all conditions in any consent the Security Trustee, a Senior Beneficiary or the Junior Beneficiary gives in connection with a Security Trustee Document.

PARTIAL EXERCISING OF RIGHTS

     16.5 If the Security Trustee, a Senior Beneficiary or the Junior Beneficiary does not exercise a right or remedy fully or at a given time, the Security Trustee or the Beneficiary can still exercise it later.

CONFLICT OF INTEREST

     16.6 The Security Trustee's or a Senior Beneficiary's or the Junior Beneficiary's rights and remedies under this deed may be exercised even if this involves a conflict of duty or the Security Trustee or the Senior Beneficiary has a personal interest in their exercise.

REMEDIES CUMULATIVE

     16.7 The rights and remedies of the Security Trustee, a Senior Beneficiary or the Junior Beneficiary under this deed are in addition to other rights and remedies given by law independently of this deed.

RIGHTS AND OBLIGATIONS ARE UNAFFECTED

     16.8 Rights given to the Security Trustee, a Senior Beneficiary or the Junior Beneficiary under this deed and the Borrower's liabilities under it are not affected by any law that might otherwise affect them.

INDEMNITIES

     16.9 The indemnities in this deed are continuing obligations, independent of the Borrower's other obligations under this deed and continue after this deed ends.

VARIATION AND WAIVER

     16.10 Unless this deed expressly states otherwise, a provision of this deed, or right created under it, may not be waived or varied except in writing signed by the Security Trustee (acting pursuant to this deed) and the Borrower. The Security Trustee and the Beneficiaries (with or without the Borrower) may separately agree in writing arrangements in connection with the Security Trustee Documents, including, without limitation, voting, priority and ranking and restrictions on Beneficiaries' rights in connection with their respective Finance Documents.

FURTHER STEPS

     16.11 The Borrower agrees to do anything the Security Trustee asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) to bind the Borrower and any other person intended to be bound under the Security Trustee Documents.

INCONSISTENT LAW

     16.12 To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.

SUPERVENING LEGISLATION

     16.13 Any present or future legislation which operates to vary the obligations of the Borrower in connection with a Finance Document with the result that the Security Trustee's, a Senior Beneficiary's or the Junior Beneficiary's rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

REINSTATEMENT OF RIGHTS

          Under law relating to insolvency, a person may claim that a transaction (including a payment) in connection with the Secured Money is void or voidable. If a claim is made and upheld, conceded or compromised, then:

          (a) the Security Trustee and relevant Senior Beneficiary are immediately entitled as against the Borrower, any Junior Creditor and any Junior Beneficiary to the rights in respect of the Secured Money to which it was entitled immediately before the transaction; and

          (b) on request from the Security Trustee, the Borrower, the Junior Creditors and the Junior Beneficiaries agree to do anything (including signing any document) to restore to the Security Trustee and the relevant Senior Beneficiary any rights and benefits held by that Senior Beneficiary under the Security Trustee Documents immediately before the transaction.

TIME OF THE ESSENCE

     16.14 Time is of the essence in any Finance Document in respect of an obligation of the Borrower to pay money.

COUNTERPARTS

     16.15 This deed may consist of a number of copies of this deed each signed by one or more parties to the deed. When taken together, the signed copies are treated as making up the one document.

17   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

     17.1 This deed is governed by the law in force in New South Wales.

     17.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

     17.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party with its process agent referred to in clause 17.4. at its address for service of notices under clause 15.

     17.4 Each of the following parties, not having a registered office in Australia appoints the following person as its process agent who may receive any document referred to in clause 17.3:

               J Aron & Company appoints Goldman Sachs JB Were Financial Markets Pty Ltd of Level 16, 101 Collins Street Melbourne Victoria 3001.

          If for any reason that person ceases to be able to act as such, the relevant party must immediately appoint another person within Australia to receive any such document.

EXECUTED as a deed

SCHEDULE 1 DESIGNATION NOTICE

FROM: LIHIR GOLD LIMITED (ARBN 0069 803 998) (Company No. C2-23423) incorporated in Papua New Guinea of Level 7, Pacific Place, Cnr Champion Parade and Musgrave Street, Port Moresby, Papua New Guinea ("BORROWER")

TO: ABN AMRO AUSTRALIA LIMITED (ABN 78 000 862 797) having an office for service at Level 24, 255 George Street, Sydney, New South Wales, Australia for itself (in its capacity as trustee for the Lihir Gold Security Trust) and each other Beneficiary ("SECURITY TRUSTEE")

DESIGNATION NOTICE - LIHIR GOLD SECURITY TRUST

We refer to the Security Trust Deed dated 22 November 2000 as amended from time to time between the Borrower, the Security Trustee and others (the "SECURITY TRUST DEED").

Terms defined in the Security Trust Deed have the same meaning when used in this notice.

We propose to designate the following documents and persons to be Finance Documents and Beneficiaries respectively for the purposes of the Security Trust
Deed:

- Details of proposed new Beneficiary (full name, ABN/ARBN if applicable, address, fax, attention) and whether the new Beneficiary is also a Junior Creditor

- Description of proposed new Finance Document (date, type of obligation (and if relates to Indebtedness, maximum principal (or notional principal) permitted), maximum term or Hedge Transaction (describe type))

-    Designation as Senior Finance Document or Junior Finance Document

-    List documents attached (each relevant new Finance Document):

     [_______________]

We confirm that:

(a) the proposed new Finance Document is of the kind described in, and which otherwise complies with the requirements of the Security Trust Deed and constitutes a [Hedge Transaction]/[Refinancing Debt]/[other Indebtedness approved by the Majority Senior Beneficiaries] for the purposes of the Security Trust Deed;

(b) *[no Event of Default is subsisting] [*may be waived by the Security Trustee]; and

(c) the designation of this new Finance Document and the new Beneficiary will not cause a breach of any provision of any Finance Document.

Executed in New South Wales


-------------------------------------
Director
LIHIR GOLD LIMITED
DATE:
      -------------------------------

SCHEDULE 2 ACCESSION DEED

              ACCESSION DEED dated ___________ between: __________

[_______________] ("NEW BENEFICIARY"); and

[[_______________] ("RETIRING BENEFICIARY"); and]][OPTIONAL]

[_______________] ("SECURITY TRUSTEE") for itself and on behalf of the other parties to the Security Trust Deed.

1    DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this deed, "Security Trust Deed" means the security trust deed dated 22 November 2000 as amended from time to time between the Security Trustee and others establishing the Lihir Gold Security Trust. Terms defined in the Security Trust Deed have the same meaning in this deed.

1.2  INTERPRETATION

     Clause 1.2 of the Security Trust Deed applies to this deed.

2.   ACCESSION [AND RELEASE)

2.1 With effect from and including the date this Accession Deed is delivered by the Security Trustee to the New Beneficiary under clause 5.4 ("Finance Document") of the Security Trust Deed:

     (a) the New Beneficiary is bound by the terms of the Security Trust Deed as a Beneficiary in its capacity as a [Senior/Junior Beneficiary] under the [Senior/Junior Finance Document] as described below:

          [describe document]; and

     (b) each other party to the Security Trust Deed and each [Senior/Junior] Finance Document confirms and acknowledges that the New Beneficiary is a Beneficiary and is bound by the terms of the Security Trust Deed; and

     (c) the Retiring Beneficiary is released from [all its obligations] / [or specify portion of obligations] under the Security Trust Deed but without prejudice to any existing liability).]

     [OR [choose this second option if New Beneficiary is a Political Risk Insurer under a lender's political risk insurance]

     With effect from and including the date this Accession Deed is delivered by the Security Trustee to the New Beneficiary under clause 5.4 ("Finance Document") of the Security Trust Deed:

     (a)  the New Beneficiary is a Beneficiary in its capacity as:

          (i) a Senior Beneficiary under a Senior Finance Document as described below:

               [describe document];

          OR

          (ii) a Junior Beneficiary under a Junior Finance Document as described below:

               [describe document];

          is bound by the terms of the Security Trust Deed; and

     (b) each other party to the Security Trust Deed and each [Senior/Junior] Finance Document confirms and acknowledges that the New Beneficiary is a beneficiary and is bound by the terms of the Security Trust Deed.

2.2 This deed is a Security Trustee Document and the New Beneficiary is a [Senior Beneficiary/Junior Beneficiary] for the purposes of the Security Trust Deed.

3.   NOTICES

     For the purpose of the Security Trustee Documents, the address for correspondence of the New Beneficiary is the address set out below:
     [_______________]

4.   LAW

     This deed is governed by the laws of New South Wales.

     Each attorney executing this certificate states that he or she has no notice of revocation or suspension of his or her power of attorney. The New Beneficiary irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them and waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

5.   [AGENT FOR SERVICE OF PROCESS)

     [The New Beneficiary appoints [_______________] to act as its agent for service of process.][* ONLY REQUIRED IF NEW BENEFICIARY DOES NOT HAVE A PRESENCE IN AUSTRALIA.]

EXECUTED as a deed.

[Execution provisions]

SCHEDULE 3 ACCESSION DEED FOR HEDGE PRI

              ACCESSION DEED dated ___________ between: __________

[_______________] ("NEW BENEFICIARY"); and

[_______________] ("SECURITY TRUSTEE") for itself and on behalf of the other parties to the Security Trust Deed.

1    DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this deed, "Security Trust Deed" means the security trust deed dated 22 November 2000 as amended from time to time between the Security Trustee and others establishing the Lihir Gold Security Trust. Terms defined in the Security Trust Deed have the same meaning in this deed.

1.2  INTERPRETATION

     Clause 1.2 of the Security Trust Deed applies to this deed.

2.   ACCESSION

2.1 With effect from and including the date this Accession Deed is delivered by the Security Trustee to the New Beneficiary under clause 5.4 ("Finance Document") of the Security Trust Deed:

     (a) the New Beneficiary is bound by the terms of the Security Trust Deed as a Beneficiary in its capacity as a Senior Beneficiary in connection with the [describe relevant Hedge Contract and attach certificate referred to in clause 7.5 ("CERTIFICATE")]; and

     (b) the instrument(s)/agreement(s)/deed(s) described in the Designation Notice (if applicable) is/are Finance Documents for the purpose of the Security Trust Deed; and

     (c) each other party to the Security Trust Deed and each Security Trustee Document confirms and acknowledges that the New Beneficiary is a Beneficiary and is bound by the terms of the Security Trust Deed.

2.2 This deed is a Security Trustee Document and the New Beneficiary is a Senior Beneficiary for the purposes of the Security Trust Deed.

3.   NOTICES

     For the purpose of the Security Trustee Documents, the address for correspondence of the New Beneficiary is the address set out below:
     [_______________]

4.   LAW

     This deed is governed by the laws of New South Wales.

     Each attorney executing this certificate states that he or she has no notice of revocation or suspension of his or her power of attorney. The New Beneficiary irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them and waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

5.   [AGENT FOR SERVICE OF PROCESS]

     [The New Beneficiary appoints [_______________] to act as its agent for service of process.][* ONLY REQUIRED IF NEW BENEFICIARY DOES NOT HAVE A PRESENCE IN AUSTRALIA.]

EXECUTED as a deed. [Insert appropriate execution clauses]

SCHEDULE 4 INITIAL HEDGE COUNTERPARTIES

     ABN AMRO BANK N.V.
     Level 24
     255 George Street
     SYDNEY NSW 2000
     Australia
     Fax: +61 2 9259 5499
     Attention: Agency Department

     CITIBANK N.A.

     Level 25
     Waterfront Place
     1 Eagle Street
     Brisbane QLD 4000
     Australia
     Fax: +61 7 3227 9430
     Attention: Head, Corporate Banking, Queensland

     J ARON & COMPANY
     85 Broad Street
     New York, New York 10004
     United States of America
     Fax: +61 1 212 797 7533
     Attention: Metals Department

     WITH COPY TO:

     85 Broad Street
     New York, New York 10004
     United States of America
     Fax: +61 1 212 902 3876
     Attention: Legal Department

     UBS AG
     5 Temasek Boulevard
     #18-00 Suntec Tower Five
     Singapore 038985
     Fax: +65 431 8398
     Attention: Precious Metals Division